Exhibit 10.23

GALAXY LI ASSOCIATES, LLC,

Landlord

TO

OPEN LINK FINANCIAL, INC.,

Tenant

Lease

Dated as of February 20, 2004

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6.10	HOLDING OVER	31
6.11	ATTORNEYS’ FEES	31
6.12	NONLIABILITY AND INDEMNIFICATION	31

ARTICLE 7	INSURANCE; CASUALTY; CONDEMNATION	32

7.01	COMPLIANCE WITH INSURANCE STANDARDS	32
7.02	TENANT’S INSURANCE	32
7.03	SUBROGATION WAIVER	33
7.04	CONDEMNATION	33
7.05	CASUALTY	35

ARTICLE 8	MISCELLANEOUS PROVISIONS	36

8.01	NOTICE	36
8.02	BUILDING RULES	37
8.03	SEVERABILITY	37
8.04	CERTAIN DEFINITIONS	37
8.05	QUIET ENJOYMENT	37
8.06	LIMITATION OF LANDLORD’S PERSONAL LIABILITY	37
8.07	COUNTERCLAIMS	38
8.08	SURVIVAL	38
8.10	NO OFFER	39
8.11	CAPTIONS; CONSTRUCTION	39
8.12	AMENDMENTS	39
8.13	BROKER	39
8.14	MERGER	39
8.15	SUCCESSORS	39
8.16	APPLICABLE LAW	40
8.17	NO DEVELOPMENT RIGHTS	40

EXHIBITS

A	Omitted
B	Floor Plan
C	Building Rules and Regulations
D	Alterations Rules and Regulations
E	Standard Cleaning Specifications
F	Landlord’s Work
G	Letter of Credit

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INDEX OF DEFINED TERMS

Definition	Where Defined

Actual Charge	Section 2.07
Additional Charges	Section 2.03
Affiliate	Section 5.01
Alterations	Section 4.02
Assignment Consideration	Section 5.04
Base Operating Amount	Section 2.05
Base Operating Year	Section 2.05
Base Tax Amount	Section 2.04
Benefit Period	Section 2.04
Broker	Section 8.13
Building	Recitals
Business Days	Section 3.01
Business Hours	Section 3.01
Casualty	Section 7.05
Commencement Date	Section 1.03
Control	Section 5.01
Curing Party	Section 4.08
Expiration Date	Section 1.02
Fixed Rent	Section 2.02
Fixtures	Section 4.03
ICIP	Section 2.04
Improvements and Betterments	Section 4.03
Indemnified Party	Section 6.12
Initial Tenant Work	Section 3.03
Interest Rate	Section 4.08
Interim Electric Charge	Section 2.07
Land	Recitals
Landlord	Introduction;
Landlord Services	Section 3.01
Landlord’s Rate	Section 2.07
Landlord’s Work	Section 4.01
Laws	Section 4.06
Material Alteration	Section 4.02
New Tenant	Section 6.10
Non-Disturbance Agreement	Section 6.01
Notice	Section 8.01
OLS	Section 2.04
Operating Year	Section 2.05
Other Sublease Considerations	Section 5.04

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Premises	Section 1.01
Building	Recitals
Records	Section 2.05
Rent	Section 2.01
Rent Commencement Date	Section 2.02
Security Deposit	Section 2.09
Successor Landlord	Section 6.01
Superior Lease	Section 6.01
Superior Lessor	Section 6.01
Superior Mortgage	Section 6.01
Superior Mortgagee	Section 6.01
Tax Abatement	Section 2.04
Tax Payment	Section 2.04
Tax Year	Section 2.04
Taxes	Section 2.04
Tenant	Introduction
Tenant Delay	Section 1.04
Tenant’s Basic Cost	Section 5.05
Tenant’s Property	Section 4.03
Tenant’s Share	Section 2.04
Term	Section 1.02
Transfer Notice	Section 5.02
Unavoidable Delays	Section 3.01
Work Allowance	Section 3.03

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LEASE, dated as of February 20, 2004, between Galaxy LI Associates, LLC (“Landlord”), a New York limited liability company whose address is 125 Park Avenue, Suite 1500, New York, New York 10017 and Open Link Financial, Inc. (“Tenant”), a Delaware corporation whose address is 333 Earle Ovington Blvd., New York, New York 11553prior to the commencement of the Term, and thereafter Tenant’s address shall be that of the Building.

W I T N E S S E T H:

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at EAB Plaza West, Uniondale, New York (the “Building”) on the land upon which it is situated (the “Land”).

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

Premises; Term; Use

1.01        Demise. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, the 15th floor of the Building (the “Premises”) substantially as shown hatched on the plan annexed as Exhibit B. Landlord asserts that the Premises consist of 31,565 square feet of rentable space, provided that no representation is made herein as to the accuracy of such measurement.

1.02        Term. The term of this Lease (the “Term”) shall commence on the Commencement Date and shall end, unless sooner terminated as herein provided, on November 30, 2015 (the “Expiration Date”).

1.03        Commencement Date. (a) “Commencement Date” means the date Landlord’s Work is Substantially Completed, or if later, June 1, 2004. After the occurrence of the Commencement Date, Landlord shall advise Tenant thereof and Landlord and Tenant shall promptly confirm the Commencement Date, the Rent Commencement Date and the Expiration Date by a separate instrument; provided, that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with this Article 1. Pending the resolution of any dispute as to the Commencement Date and/or the Rent Commencement Date, Tenant shall pay Rent based upon Landlord’s determination. The term “Substantially Completed” is defined in Exhibit F.

(b)           In the event that the Premises are not Substantially Completed by June 1, 2004, Landlord shall provide to Tenant, as of June 1, 2004, temporary office space within the Building of at least 4,000 square feet in size. Tenant shall pay to Landlord use and occupancy for such temporary office space at the rate of $20.00 per foot per annum, pro rated to the actual size of the temporary office space, for as long as Tenant occupies the temporary office space. Tenant shall pay the use and occupancy charges within five days of being billed therefore by Landlord. If the temporary office space is submetered, Tenant shall pay the cost of electric consumption as recorded by said submeter or submeters. If the temporary office space is not submetered, Tenant shall pay to Landlord an electric inclusion charge of $2.50 per square foot per annum on a monthly basis for as long as Tenant occupies the temporary office space.

1.04        Tenant Delay. “Tenant Delay” means any delay which Landlord may encounter in the performance of Landlord’s obligations under this Lease by reason of any act or omission of any nature of Tenant, its agents or contractors, including, without limitation, delays due to changes in or additions to Landlord’s Work requested by Tenant, delays by Tenant in submission of information or giving authorizations or approvals or delays due to the postponement of any Landlord’s Work at the request of Tenant. Tenant Delay shall cause the Commencement Date to be the date Landlord would have Substantially Completed Landlord’s Work, but for the Tenant Delay.

1.05        Use. The Premises shall be used and occupied by Tenant (and its permitted subtenants) solely as general and executive offices (including such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business); provided, that in no event shall the Premises be used for any of the following: (a) a banking, trust company, or safe deposit business, in each case open for business to the general public, (b) a savings bank, a savings and loan association, or a loan company, in each case open for business to the general public, (c) the sale of travelers’ checks and/or foreign exchange, in each case open for business to the general public, (d) a stock brokerage office whose business involves off-the-street retail sales to the general public, (e) a restaurant, bar or for the sale of food or beverages, (f) photographic reproductions and/or offset printing, (g) an employment or travel agency, (h) a school or classroom (but Tenant’s periodic training and instructional classes and sessions are not prohibited hereby), (i) medical or psychiatric offices, (j) conduct of an auction, (k) gambling activities, (1) conduct of obscene, pornographic or similar disreputable activities, (m) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them. The Premises shall not be used for any purpose which would tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads, impair or interfere with any of the Building operations or the proper and economic heating, ventilation, air- conditioning, cleaning or other servicing of the Building, constitute a public or private nuisance, interfere with, annoy or disturb any other tenant or Landlord, or impair the appearance of the Building. Without limiting any of the foregoing provisions of this Section 1.05, Tenant shall not, and shall not permit any subtenant or other occupant of the Premises to, use the Premises in rendering banking services to the general public.

ARTICLE 2

Rent

2.01                        Rent. “Rent” shall consist of Fixed Rent and Additional Charges.

2.02                        Fixed Rent. The fixed rent (“Fixed Rent”) shall be as follows:

a.                                                                                                          The Fixed Rent for the period from the Commencement Date through the day preceding the first anniversary of the Commencement Date shall be at the rate of $978,515.00 per annum and shall be payable by Tenant in equal monthly installments of $81,542.91 each, in advance on the Commencement Date and on the first day of each calendar month thereafter.

b.                                                                                                         The Fixed Rent for the period from the first anniversary of the Commencement Date through the day preceding the second anniversary of the Commencement Date shall be at the rate of $1,007,870.45 per annum and shall be payable by Tenant in equal monthly installments of $83,989.20 each, in advance on the first day of each calendar month.

c.                                                                                                          The Fixed Rent for the period from the second anniversary of the Commencement Date through the day preceding the third anniversary of the Commencement Date shall be at the rate of $1,038,106.56 per annum and shall be payable by Tenant in equal monthly installments of $86,508.88 each, in advance on the first day of each calendar month.

d.                                                                                                         The Fixed Rent for the period from the third anniversary of the Commencement Date through the day preceding the fourth anniversary of the Commencement Date shall be at the rate of $1,069,249.75 per annum and shall be payable by Tenant in equal monthly installments of $89,104.14 each, in advance on the first day of each calendar month.

e.                                                                                                          The Fixed Rent for the period from the fourth anniversary of the Commencement Date through the day preceding the fifth anniversary of the Commencement Date shall be at the rate of $1,101,327.24 per annum and shall be payable by Tenant in equal monthly installments of $91,777.27 each, in advance on the first day of each calendar month.

f.                                                                                                            The Fixed Rent for the period from the fifth anniversary of the Commencement Date through the day preceding the sixth anniversary of the Commencement Date shall be at the rate of $1,134,367.05 per annum and shall be payable by Tenant in equal monthly installments of $94,530.58 each, in advance on the first day of each calendar month.

g.                                                                                                         The Fixed Rent for the period from the sixth anniversary of the Commencement Date through the day preceding the seventh anniversary of the Commencement Date shall be at the rate of $1,168,398.06 per annum and shall be payable by Tenant in equal monthly installments of $97,366.50 each, in advance on the first day of each calendar month.

h.                                                                                                         The Fixed Rent for the period from the seventh anniversary of the Commencement Date through the day preceding the eighth anniversary of the Commencement Date shall be at the rate of $1,203,450.00 per annum and shall be payable by Tenant in equal monthly installments of $100,287.50 each, in advance on the first day of each calendar month.

i.                                                                                                             The Fixed Rent for the period from the eighth anniversary of the Commencement Date through the day preceding the ninth anniversary of the Commencement Date shall be at the rate of $1,239,553.50 per annum and shall be payable by Tenant in equal monthly installments of $103,296.12 each, in advance on the first day of each calendar month.

j.                                                                                                             The Fixed Rent for the period from the ninth anniversary of the Commencement Date through the day preceding the tenth anniversary of the Commencement Date shall be at the rate of $1,276,740.10 per annum and shall be payable by Tenant in equal monthly installments of $106,395.00 each, in advance on the first day of each calendar month.

k.                                                                                                          The Fixed Rent for the period from the tenth anniversary of the Commencement Date through the Expiration Date shall be at the rate of $1,315,042.30 per annum and shall be payable by Tenant in equal monthly installments of $109,586.85 each, in advance on the first day of each calendar month.

Tenant shall pay, upon the execution and delivery of this Lease by Tenant, $81,542.91 to be applied against the first full monthly installment of Fixed Rent; and provided further, that if the Rent Commencement Date is not the first day of a month, then Fixed Rent for the month in which the Rent Commencement Date occurs shall be prorated and paid on the Rent Commencement Date. “Rent Commencement Date” means the day that is one hundred eighty two days after the Commencement Date.

2.03                        Additional Charges. “Additional Charges” means Tax Payments, Land Rent Escalations and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.

2.04                        Tax Payments. (a) “Base Tax Amount” means (i) for General Taxes (excluding any amounts described in Section 2.04(b)(iii)) the calendar Year 2004; (ii) for School Taxes, the 2004-2005 tax year and (iii) for Land Rent, the base year
2004-2005.

(b)                                 “Taxes” means (i) the real estate taxes, general taxes, school taxes, payments in lieu of taxes, vault taxes, (ii) assessments and special assessments levied, assessed or imposed upon or with respect to the Building by any federal, state, municipal or other government or governmental body or authority, but only with respect to installments payable within the Term, or if such assessment is not payable in installments, the amounts which if amortized over the useful life of the assessment, would be payable annually during the Term, (iii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; and (iv) the ground rent payable by Landlord under the ground lease affecting the Land (“Land Rent”). If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Taxes”. Except as permitted in this Section 2.04(b), “Taxes” shall not include any income, franchise, corporate, personal property, leasehold taxes on other tenants, sales capital levy, capital stock, excess profits, transfer, revenue, estate, inheritance, gift, devolution, or succession tax or any other tax assessment, charge or levy upon, or measure in whole or in part by rent payable to Landlord.

(c)                                  “Tax Year” means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the County of Nassau.

(d)                                 “Tenant’s Share” means 3.0%.

(e)                                  If Taxes for any Tax Year, including the Tax Year in which the Commencement Date occurs, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. Landlord may furnish to Tenant, prior to the commencement of each Tax Year, a statement setting forth Landlord’s reasonable estimate of the Tax Payment for such Tax Year. Tenant shall pay to Landlord on the first day of each month during such Tax Year, an amount equal to 1/12th of Landlord’s estimate of the Tax Payment for such Tax Year. If Landlord shall not furnish any such estimate for a Tax Year or if Landlord shall furnish any such estimate for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.04(e) in respect of the last month of the preceding Tax Year; (ii) within 90 days after such estimate is furnished to Tenant, Landlord shall furnish Tenant with copies of the applicable bills for Taxes, provide its final statement of the Tax Payment due, and notify Tenant whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 10 days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Tax Year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Payment shown on such estimate. Landlord may, during each Tax Year, furnish to Tenant a revised statement of Landlord’s estimate of the Tax Payment for such Tax Year, and in such case, the Tax Payment for such Tax Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Tax Year Landlord shall furnish to Tenant a statement of Tenant’s Tax Payment for such Tax Year (and shall endeavor to do so within 180 days after the end of each Tax Year). If such statement shall show that the sums paid by Tenant, if any, under Section 2.04(e) exceeded the Tax Payment to be paid by Tenant for the applicable Tax Year, Landlord shall refund to Tenant the amount of such excess; and if such statement shall show that the sums so paid by Tenant were less than the Tax Payment to be paid by Tenant for such Tax Year, Tenant shall pay the amount of such deficiency within 10 days after demand therefor. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.

(f)                                    If Landlord shall receive a refund of Taxes for any Tax Year in which Taxes exceeded the Base Tax Amount, Landlord shall pay to Tenant Tenant’s Share of the net refund (after deducting from such refund Tenant’s share of the reasonable costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, allocable to the tax year in question, provided, that such payment to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year.

2.05                        Rent Credit. Notwithstanding anything to the contrary hereinabove set forth, provided this Lease is in full force and effect and Tenant is not in default under this Lease, Tenant shall be entitled to (a) a credit against the Fixed Rent for the period from the

Commencement Date to the Rent Commencement Date, which credits shall be applied against the Rent and (b) a credit against the Fixed Rent in the amount of $12,916.66 per month for the eighth, ninth, tenth, eleventh and twelfth months of the first year of the Term and (c) a credit against the Fixed Rent in full for the thirteenth month of the Term, the thirtieth month of the Term, the forty-second month of the Term and the fifty-fourth month of the Term and (d) a credit against the Fixed Rent in the amount of $6,458.33 per month for the fourteenth through the twenty-fifth months of the Term. The foregoing rent credits shall be null and void “ab initio” if Landlord at any time terminates this Lease or re-enters or repossesses the Premises on account of any default of Tenant under this Lease, and Landlord shall be entitled to recover from Tenant, in addition to all other amounts Landlord is entitled to recover, the aggregate amount of the rent credits herein provided for.

2.06                        Tax Provisions. (a)   In any case provided in Section 2.04 in which Tenant is entitled to a refund, Landlord may, in lieu of making such refund, credit against future installments of Rent any amounts to which Tenant shall be entitled. Nothing in this Article 2  shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit within ninety (90) days of expiration of this Lease.

(b)                                 Landlord’s failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord’s right to thereafter render such a statement, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord’s right to thereafter render a corrected statement therefor. Tenant’s obligation to make any payments pursuant to this Article shall survive the expiration or sooner termination of this Lease for a-period of twelve (12) months.

(c)                                  Landlord and Tenant confirm that the computations under this Article 2 are intended to constitute a formula for reimbursing landlord for the actual cost of any increase in Taxes over the applicable Base Tax Amount.

(d)                                 Each Tax Payment in respect of a Tax Year which begins prior to the Commencement Date or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

2.07                        Electric Charges. (a)   Tenant’s demand for, and consumption of, electricity in the Premises shall be determined by submeter or submeters installed (or, if existing, retrofitted) by Landlord at Landlord’s expense as part of Landlord’s Work. Tenant shall pay for such electric consumption within 30 days after rendition of bills therefor, which bills shall be rendered by or on behalf of Landlord separately for each meter.

(b)                                 The amount payable by Tenant per “KW” and “KWHR” for separate submetered electricity consumed within the Premises, as determined by the submeter installed at

Landlord’s expense which separately measures electricity consumed at the Premises, shall be 105% of the amount (as adjusted from time to time, “Landlord’s Rate”) at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company (including all surcharges, taxes, fuel adjustments, taxes passed on to consumers by the public utility, and other sums payable in respect thereof). Landlord’s Rate shall be determined by dividing the cost charged by said utility (averaged separately for KW and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Building as set forth on the utility company invoice for such period. With each statement of Landlord for electric expense, Landlord shall include a copy of the relevant utility bill.

2.08                        Manner of Payment.   Tenant shall pay all Rent as the same shall become due and payable under this Lease by check (subject to collection) drawn on a New York Clearing House Association member bank, in each case at the times provided herein without notice or demand and without setoff or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If Tenant fails timely to pay any Rent within ten days of the date when the Rent was due, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord’s receipt thereof at the lesser of (i) 1.0% per month and (ii) the maximum rate permitted by law. Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 10th day after the date of invoice. All bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant unless, within 30 days after receipt of same, Tenant notifies Landlord that it is disputing same.

2.09                        Security. (a)  Within 75 days of the date hereof, Tenant shall deliver to Landlord, as security for the performance of Tenant’s obligations under this Lease, the amount of $774,657.70 in the form of either (i) a certified or official bank check (the “Security Deposit”), or (ii) an unconditional, irrevocable letter of credit substantially in the form annexed hereto as Exhibit F and issued by a bank reasonably satisfactory to Landlord (the “Letter of Credit”). The Letter of Credit shall provide that it is assignable by Landlord without charge and shall either (x) expire on the date which is 60 days after the expiration or earlier termination of this Lease (the “LC Date”) or (y) be automatically self-renewing until the LC Date. If the bank issuing the Letter of Credit gives notice at least 30 days prior to the expiration thereof of such bank’s intention not to renew, or if Tenant holds over in the Premises without the consent of Landlord after the expiration or termination of this Lease, Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant’s obligations under this Lease. Landlord may draw on the Security Deposit or Letter of Credit (or the proceeds thereof) to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease after expiration of applicable cure and notice periods. If Landlord shall have so drawn upon the Security Deposit or the Letter of Credit (or the proceeds thereof), Tenant shall upon demand deposit with Landlord a sum equal to the amount so drawn by Landlord. Provided that Tenant is not then in default under any of the terms of this Lease, the Security Deposit will be reduced one time, such that the Security Deposit will be reduced to $326,171.64 on July 1, 2010 (a reduction of $448,486.06) (a “Security Deposit Reduction”). Tenant can effect the Security

Deposit Reduction by obtaining amendments to the existing Letter of Credit or by canceling the then current Letter of Credit and causing the issuance of a new Letter of Credit in the reduced amount, provided that there is at all times a valid Letter of Credit in existence. No Security Deposit Reduction shall occur if, in the twelve months preceding such Security Deposit Reduction, Tenant has twice defaulted in paying the Fixed Rent and/or Additional Rent beyond the expiration of applicable cure periods, which shall constitute a “Waived Security Deposit Reduction”. The Security Deposit shall not be reduced by the amount of the Waived Security Deposit Reduction.

(b)                                 Provided Tenant is not in default under this Lease and Tenant has surrendered the Premises to Landlord in accordance with all of the terms and conditions of this Lease, within thirty (30) days after the Expiration Date: (i) Landlord shall return to Tenant the Security Deposit then held by Landlord or (ii) if Landlord shall have drawn upon such Security Deposit to remedy defaults by Tenant in the payment or performance of any of Tenant’s obligations under this Lease, Landlord shall return to Tenant that portion, if any, of such Security Deposit or the proceeds of the Letter of Credit remaining in Landlord’s possession.

(c)                                  As additional security for Landlord, Tenant hereby grants to Landlord a security interest in and lien upon those items of Tenant’s furniture, furnishings, equipment, fixtures and machinery that are located within the Premises and which constitute part of Initial Tenant Work as defined in Section 4.09(b), such security interest to last for the first five years of the Term and will thereafter expire wholly without any further acts of the parties to this Lease.

ARTICLE 3

Landlord Covenants

3.01                        Landlord Services.  (a)                      From and after the date that Tenant first occupies the Premises for the conduct of Tenant’s business, Landlord shall furnish Tenant with the following services (collectively, “Landlord Services”):

(i)                                             heat, ventilation and air-conditioning to the Premises from 8:00 a.m. on each Business Day to 6:00 p.m. on the same day and from 9:00 a.m. to 1:00 p.m. on Saturdays for reasonably comfortable occupancy of the Premises, subject to Tenant’s compliance with design conditions, including occupancy and electric load criteria established by Landlord; if Tenant shall require heat, ventilation or air conditioning services at any other times, Landlord shall furnish such service (A) in the case of a Business Day, upon receiving notice (including verbal notice) from Tenant by 3:00 p.m. of such Business Day and (B) in the case of a day other than a Business Day, upon receiving notice (including verbal notice) from Tenant by 1:00 p.m. of the immediately preceding Business Day, and Tenant shall pay to Landlord upon demand Landlord’s then established charges therefor;

(ii)                                  reserved parking for a total of twenty (20) cars, including ten (10) spaces in the covered parking facility;

(iii)                               (A) passenger elevator service to each floor of the Premises at all times during Business Hours on Business Days, with at least one passenger elevator subject to call at all other times and (B) freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) during Business Hours on Business Days, and on a reserved basis at all other times upon the payment of Landlord’s then established charges therefor; Tenant’s use of all elevators shall be on a non-exclusive basis;

(iv)                              reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory and cleaning purposes and to service any plumbing fixtures installed in the Premises as part of Landlords Work (which may include one hot water heater at a pantry location); if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on the floor on which the Premises is located (within the core of the Building), and unless otherwise provided in Landlord’s work letter, the cost of heating such water, as well as the cost of piping and supplying such water to the Premises, shall be paid by Tenant; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters (including Landlord’s standard reasonable charge for the production of such hot water, if produced by Landlord), on demand;

(v)                                 electric energy of a minimum of 5 watts per square foot on a submetered basis through presently installed electric facilities for Tenant’s reasonable use of lighting and other electrical fixtures, appliances and equipment; in no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises, nor shall Tenant be entitled to any unallocated power available in the Building unless, in Landlord’s reasonable judgment (taking into account the then existing and future needs of other then existing and future tenants, and other needs of the Building), the same is available and necessary for Tenant’s use, and if Landlord shall provide any such additional power, Tenant shall pay Landlord upon demand its then established connection charge for each additional amp of power or portion thereof provided to the Premises and the cost of installing additional risers, meters, switches and related equipment necessary to provide such additional power; Landlord will connect Landlord’s back-up generator to Tenant’s server room at Tenant’s cost and expense, in order to provide continuous operation of Tenant’s servers. Tenant shall pay to Landlord a fee, pursuant to a separate agreement, for access to and use of the back-up generators; and

(vi)                              cleaning services in accordance with Exhibit E attached hereto. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (A) extra cleaning work in the Premises required because of (w) carelessness, indifference, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (x) interior glass partitions or an unusual quantity of interior glass surfaces, (y) non-building standard materials or finishes installed in the Premises (excluding materials or finishes installed as part of Landlord’s Work) and/or (z) the use of the Premises other than during Business Hours on Business Days, but only if Tenant requests special cleaning services for that purpose and (B) removal from the Premises and the Building of any refuse of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any remnants of serving or consumption of food or beverages, soiled dishes or eating utensils or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall retain Landlord’s cleaning contractor to perform such cleaning at Tenant’s expense. Landlord’s cleaning contractor shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises.

(b)                                 Landlord temporarily may stop or interrupt any Landlord Service, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of an emergency or urgent situation caused by accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord. Landlord shall have no liability to Tenant by reason of any temporary stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason, except for Landlord’s negligence. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Building to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond the Building boundaries, to cause the same to be restored by diligent application or request to the provider.

(c)                                  Without limiting any of Landlord’s other rights and remedies, if Tenant shall be in monetary default beyond any applicable grace period, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service.

(d)                                 “Business Hours” means 8:00 a.m. to 6:00 p.m. “Business Days” means all days except Saturday, Sundays, New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Martin Luther King Day, Columbus Day, Veterans Day, and Christmas.

(e)                                  At the request of Tenant, Landlord shall list in the Building’s directory the name of Tenant and any trade name under which Tenant has the right to operate and that of any subtenant or any assignee occupying the Premises pursuant to this Lease. Tenant shall have a company listing and up to 20 individual listings in the Building’s electronic, lobby area directory.

(f)                               Landlord shall have no liability whatsoever to Tenant (and Tenant expressly releases Landlord from any obligation or liability) because Landlord is unable to fulfill or is delayed in fulfilling, any of its obligations under this Section 3.01 caused by events outside Landlord’s control, by reason of Unavoidable Delays. “Unavoidable Delays” shall mean strikes or other labor troubles not caused by an unfair labor practice of Landlord or its agents, accidents, governmental preemption in connection with a national emergency, Laws, Tenant Delay, conditions of supply and demand which have been or are affected by war, other emergency, fire or other casualty, acts of God or any other similar or dissimilar cause beyond Landlord’s reasonable control.

(g)                       The provisions of this Section 3.01 are made and entered into for the sole protection and benefit of Landlord and Tenant and their respective permitted successors and assigns. No third party beneficiary rights are created by the provisions of this Section 3.01 and no other persons or entities shall have any rights of action under this Section 3.01.

(h)                            Provided that the same does not materially decrease Tenant’s rights or materially increase Tenant’s obligations, Tenant shall enter into such modifications of the Lease as Landlord may from time to time reasonably request in connection with any requirement of the New York State Public Service Commission, or any successor thereto, or any requirement of law pertaining to the supplying of electrical service or the charges therefor under any provision of the Lease. If because of any such requirement, any provision of this Section 3.01 cannot be given full effect, whether with respect to any past period or any future period, the parties shall enter into such modifications of the Lease setting forth substitute provisions, consistent with such requirements, which, to the maximum extent possible, achieve the intended purposes of the provisions of this Section 3.01 which cannot be given full effect.

ARTICLE 4

Leasehold Improvements; Tenant Covenants

4.01                   Initial Improvements. On the Commencement Date, Tenant shall accept the Premises in its “as is” and “where is” condition on such date, subject to proper and Substantial Completion of Landlord Work, it being understood by Tenant that Landlord will not perform any work in the demised premises, except for those items of work set forth on Exhibit F as Landlord’s Work. All initial improvements other than Landlord’s Work shall be deemed Initial Tenant Work and shall constitute Alterations and shall be performed by Tenant at Tenant’s expense in accordance with Section 4.02 and any applicable provisions of Exhibit D.

4.02        Alterations.   (a)    Tenant shall make no improvements, changes or alterations in or to the Premises (“Alterations”) without Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Landlord’s approval shall not be required for any Alteration that is not a Material Alteration, provided that Tenant furnishes Landlord ten day notice of such non-Material Alteration. “Material Alteration” means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (ii) is structural or affects the strength of the Building, (iii) affects the usage or the proper functioning of any of the Building systems, (iv) has a cost greater than $50,000.00, (v) requires the consent of any Superior Mortgagee or Superior Lessor or (vi) requires a change to the Building’s certificate of occupancy.

(b)           Tenant, in connection with any Alteration, shall comply with the Alteration Rules and Regulations set forth as Exhibit D attached hereto. Tenant shall not proceed with any Material Alteration unless and until Landlord approves Tenant’s plans and specifications therefor, which approval shall not be unreasonably withheld or delayed. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

(c)           Tenant shall pay to Landlord upon demand Landlord’s reasonable actual out-of-pocket costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing plans and specifications and inspecting Alterations.

(d)           Before proceeding with any Alteration that will cost more than $50,000 (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable independent contractor designated by Landlord, Tenant shall furnish to Landlord one of the following: (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form satisfactory to Landlord; each to be equal to 100% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for the estimated period of completion. If more than one year, the letter of credit shall be renewed by Tenant each and every year until the Alteration in question is completed and notice of renewal shall be delivered to Landlord not less- than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of the Alteration in accordance with the terms of this Section 4.02 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics’ liens and other liens on the Building from all contractors performing said Alteration and (z) all submissions required pursuant to Exhibit D  attached hereto, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant. Upon Tenant’s failure properly to perform, complete and fully pay for any Alteration, as determined by Landlord, Landlord may, upon notice to Tenant, draw on the security deposited under this Section 4.02(d) to the extent Landlord deems reasonably necessary in connection with said Alteration, the restoration and/or protection of the Premises or the Building and the payment of any costs, damages or expenses resulting therefrom.

(e)           Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and with the plans and specifications reasonably approved by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the then standards for the Building reasonably established by Landlord. Alterations shall be performed by architects, engineers and contractors first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided that any Alterations in or to the systems of the Building shall be performed only by the contractor(s) designated by Landlord (Landlord shall, from time to time upon Tenant’s request made prior to Tenant’s commencement of each such Alteration, designate at least 3 contractors for each Building system except for the Class E system for which Landlord shall only designate one contractor). The performance of any Alteration shall not be done in a manner which would violate Landlord’s union contracts affecting the Building, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any material interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord’s union contracts affecting the Building, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building, and Tenant shall not resume the performance of such Alteration until such time as such Alteration may be performed in a manner which shall not violate such union contracts or create such work stoppage, picketing, labor disruption, disharmony or dispute or interference.

(f)            Throughout the performance of Alterations, Tenant shall carry worker’s compensation insurance in statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

(g)           Should any mechanics’ or other liens be filed against any portion of the Building by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 20 days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 20 day period, Landlord may cancel or discharge the same and, upon Landlord’s demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within 20 days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys’ fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics’ or other liens asserted in connection with such Alteration.

(h)           Tenant shall deliver to Landlord; within 30 days after the completion of an Alteration, “as-built” drawings thereof. During the Term, Tenant shall keep records of Alterations costing in excess of $25,000 including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records.

(i)            All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

4.03        Landlord’s and Tenant’s Property.  (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, “Fixtures”), shall be and remain a part of the Premises and shall not be removed by Tenant. All Fixtures constituting Improvements and Betterments shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord. All Fixtures other than Improvements and Betterments shall, upon installation, be the property of Landlord. “Improvements and Betterments” means (i) all Fixtures (including trade fixtures), if any, installed at the expense of Tenant, whether installed by Tenant or by Landlord (i.e., excluding any Fixtures paid for by Landlord directly or by way of an allowance) and (ii) all carpeting in the Premises.

(b)           All movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant’s Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Notwithstanding the foregoing, any equipment or other property identified in this Lease or in any leasehold improvement agreement as having been paid for with any allowance or credit granted by Landlord to Tenant shall not be considered Tenant’s Property and shall be and remain a part of the Premises, shall, upon the expiration or earlier termination of this Lease, be the property of Landlord and shall not be removed by Tenant.

(c)           At or before the Expiration Date, or within 15 days after any earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any items of Tenant’s Property which remain in the Premises after the Expiration Date, or more than 15 days after an earlier termination of this Lease (and written notice from Landlord), may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord’s property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.

(d)           Landlord, by notice given to Tenant at any time prior to the Expiration Date or not later than 30 days after any earlier termination of this Lease, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Fixtures which were not installed as part of Landlord’s Work and which do not constitute a standard office installation, such as, by way of example only, kitchens, vaults, safes, raised flooring and stairwells. If Landlord shall give such notice, then Tenant, at Tenant’s expense, prior to the Expiration Date, or, in the case of an earlier termination of this Lease, within 15 days after the giving of such notice by Landlord, shall remove the same from the Premises, shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal.

4.04        Access and Changes to Building.  (a)    Landlord reserves the right, at any time, to make changes in or to the Building as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided any such change does not deprive Tenant of access to the Premises and does not affect the first-class nature of the Building. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises. In exercising its rights under this Section 4.04, Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises for the ordinary conduct of Tenant’s business. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

(b)           Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time, provided, however, that Landlord shall give Tenant 120 days written notice prior to making such change.

(c)           Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, provided Tenant’s access to the Premises is not materially impaired thereby.

(d)           Landlord and persons authorized by Landlord shall have the right, upon prior notice to Tenant during regular business hours (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers or lenders or, during the last six months of the Term, to prospective tenants, or for purposes as may be necessary or desirable, including completing repairs or maintenance for which Landlord is responsible. Landlord shall have no liability to Tenant by reason of any such entry, except for property damage caused by Landlord’s negligence. Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term.

4.05        Repairs. Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in the same condition as when first occupied, reasonable wear and tear excepted. Tenant’s obligation shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Tenant shall maintain and repair the air conditioning equipment that exclusively serves the Premises, if any. Any maintenance, repair or replacement to the windows (including, without limitation, any solar film attached thereto), the Building systems, the Building’s structural components or any areas outside the Premises-and which is Tenant’s obligation to perform shall be performed by Landlord, all at Tenant’s expense. During the first year of the Term, Landlord also shall be responsible to repair any latent defects within the Premises and any defects in materials or workmanship in items constituting Landlord’s Work. Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or the Building. Except as otherwise provided herein, Landlord shall repair and maintain the Building’s structural components, roof and building systems.

4.06        Compliance with Laws.  (a)    Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (collectively “Laws”), attributable to any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof Nothing contained in this Section 4.06 shall require Tenant to make any structural changes unless the same are necessitated by reason of Tenant’s performance of any Alterations, Tenant’s manner of use of the Premises or the use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes. Tenant shall procure and maintain all licenses and permits required for its business.

4.07        Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Building in any advertising (by whatever medium) without Landlord’s consent (not to be unreasonably withheld, conditioned or delayed).

4.08        Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure interferes with the use of space by any other tenant in the Building or with the efficient operation of the Building or may result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord and (b) in any other case if such failure continues beyond any applicable grace period. If a Curing Party performs any of Tenant’s obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the reasonable costs thereof, together with interest (if the principal amount is unpaid after twenty (20) days) at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within 20 days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party’s bond and shall reimburse the Curing Party for the cost of the Curing Party’s bond. “Interest Rate” means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall cease to announce such rate, such other bank in New York, New York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York plus 3% and (ii) the maximum rate permitted by law.

4.09        Landlord’s Contribution. (a) Landlord shall reimburse Tenant for the cost of Initial Tenant Work in an amount (the “Work Allowance”) equal to $500,000.00, upon the following terms and conditions:

(A)          The Work Allowance shall be payable to Tenant in installments as Initial Tenant Work progresses, but in no event more frequently than monthly;

(B)           Prior to the payment of any installment, Tenant shall deliver to Landlord a request for disbursement which shall be accompanied by (x) paid invoices for the Initial Tenant Work performed or incurred since the last disbursement of the Work Allowance, (y) a certificate signed by an officer of Tenant certifying that the Initial Tenant Work and services represented by the aforesaid invoices have been satisfactorily completed, if the Initial Tenant Work involves Alterations, in accordance with the plans and specifications therefor approved by Landlord, and (z) lien waivers by architects, contractors, subcontractors and all materialmen for all such work and services. Landlord shall be permitted to retain from each disbursement an amount equal to 5% of the amount requested to be disbursed by Tenant. The aggregate amount of the retainages shall be paid by Landlord to Tenant upon the completion of all Initial Tenant Work and upon receipt from Tenant of (1) a certificate signed by an officer of Tenant certifying that all Initial Tenant Work has been satisfactorily completed, to the extent it involves Alterations, in accordance with the plans and specifications therefor approved by Landlord, (2) all Building Department sign-offs and inspection certificates and any permits, if any, required to be issued by the Building Department or any other governmental entities having jurisdiction thereover, and (3) a general release from all contractors and subcontractors performing Initial Tenant Work releasing Landlord and Tenant from all liability for any Initial Tenant Work; and

(C)           Tenant is not then in default under this Lease.

(b)           “Initial Tenant Work” means (i) the installation of fixtures, improvements and appurtenances attached to or built into the Premises, including movable partitions, business and trade fixtures, cabling, machinery, equipment, furniture, furnishings and other articles of personal property; (ii) Tenant’s moving expenses, fees of attorneys, architects and other professionals relating to this Lease and the Initial Tenant Work.

(c)           The right to receive reimbursement for the cost of Initial Tenant Work as set forth in this Section 4.09 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity.

(d)           If, upon completion of Initial Tenant Work, there is a remaining balance in the Work Allowance (the “Surplus”), Landlord shall credit the Surplus in twelve equal installments against the Rent for the twelve months following the completion of the Initial Tenant Work. However, if the Surplus is less than $2,500.00, it shall be credited solely against the next succeeding month after completion of Initial Tenant Work. In the event that the Surplus is credited against a month or months in which another rent concession or abatement is in effect and the Tenant’s rent obligation is less than the amount of the Surplus credit, then the Surplus credit shall be applied towards the balance of the rent due, if any, and the balance of the Surplus credit shall be carried forward.

(e)           Tenant shall reimburse Landlord for the Work Allowance by paying to Landlord the sum of $9,435.62 per month (the “Reimbursement”) for a period of sixty months, commencing with the first month after Tenant receives an installment of the Work Allowance from Landlord and continuing thereafter for the next fifty-nine months. The Reimbursement shall be due on the same terms as Rent and shall be deemed an item of Additional Rent for the purposed of this Lease.

ARTICLE 5

Assignment and Subletting

5.01        Assignment; Etc.  (a)    Subject to the further provisions of this Article 5, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. Except as provided in 5.01(c), the dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the addition of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant’s obligations under this Lease shall be deemed an assignment of this Lease. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void.

(b)           Intentionally Omitted.

(c)           Notwithstanding Section 5.01(a), without the consent of Landlord, Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; provided, that (i) Landlord shall have received a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant’s obligations under this Lease. “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. “Control” (and with correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question. The following transactions also shall not be considered an assignment of this Lease that is prohibited under the terms of Section 5.01(a): (i) the merger of Tenant in which Tenant is the surviving entity, or if Tenant is not the entity surviving the merger, the survivor has a combined net worth at least equal to that of Tenant as of the dated hereof, (ii) the sale of all or substantially all of Tenant’s assets to an entity that has a net worth at least equal to that of Tenant as of the date hereof or (iii) a public offering of Tenant’s securities.

5.02        Landlord’s Right of First Offer.  (a)    If Tenant desires to assign this Lease or sublet all or part of the Premises (other than in accordance with Sections 5.01(c), Tenant shall give to Landlord notice (“Tenant’s Offer Notice”) thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant’s good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant’s good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting (assuming that a subtenant will pay for Taxes, Operating Expenses and electricity in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease) and (iii) the proposed assignment or sublease commencement date.

(b)           Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at Landlord’s option, (i) sublease such space from Tenant (if the proposed transaction is a sublease of all or part of the Premises), (ii) have this Lease assigned to it or terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises or a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises). Said option may be exercised by Landlord by notice to Tenant within 30 days after a Tenant’s Offer Notice, together with all information required pursuant to Section 5.02(a), has been given by Tenant to Landlord.

(c)           If Landlord exercises its option under Section 5.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice and all Rent shall be paid and apportioned to such date.

(d)           If Landlord exercises its option under Section 5.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord, effective on the date that is the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment. If the Tenant’s Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this Lease to Landlord (or Landlord’s designee).

(e)           If Landlord exercises its option under Section 5.02(b)(iii) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with respect to such part of the Premises on the effective date of the proposed sublease; (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises and (iii) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise.

(f)            If Landlord exercises its option under Section 5.02(b)(i) to sublet the space Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Charges then payable pursuant to this Lease or (ii) the rental set forth in the applicable Tenant’s Offer Notice with respect to such sublet space, and shall be for the term set forth in the applicable Tenant’s Offer Notice, and:

(A)          shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 5.02(f);

(B)           shall be upon the same terms and conditions as those contained in the applicable Tenant’s Offer Notice and otherwise on the terms and conditions of this Lease,

except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 5.02(f);

(C)           shall permit the sublessee, without Tenant’s consent, freely to assign such sublease or any interest therein or to sublet all or any part of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease;

(D)          shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage caused by such removal and shall otherwise comply with the provisions of Article 4 and Exhibit D; and

(E)           shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) shall be for only the purposes permitted under Section 1.05, and (3) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to demise separately the subleased space and to comply with any Laws relating to such demise.

(g)           In the case of a proposed sublease, Tenant shall not sublet any space to a third party at a rental which is more than 15% less (on a per rentable square foot basis) than the rental (on a per rentable square foot basis) specified in Tenant’s Offer Notice with respect to such space, without complying once again with all of the provisions of this Section 5.02 and reoffering such space to Landlord at such lower rental. In the case of a proposed assignment, Tenant shall not assign this Lease to a third party where Tenant pays a consideration or grants a concession to such third party for such assignment that is more than 15% greater than the consideration offered to be paid or concession offered to be granted to Landlord in Tenant’s Offer Notice without complying once again with all of the provisions of this Section 5.02 and reoffering to assign this Lease to Landlord and pay such consideration or grant such concession to Landlord.

5.03        Assignment and Subletting Procedures.  (a)    If Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises and Landlord does not timely exercise any of its options under Section 5.02, and Tenant thereafter desires to assign this Lease or sublet the space specified in Tenant’s Offer Notice, Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be at least 30 days after the giving of the Transfer Notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statements and (iv) such other information as Landlord may reasonably request and Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided that:

(i)            Such Transfer Notice shall be delivered to Landlord within four months after the delivery to Landlord of The applicable Tenant’s Offer Notice.

(ii)           The proposed assignee or subtenant will use the Premises in a manner that (A) is in keeping with the then standards of the Building, (B) is limited to the use expressly permitted under this Lease, and (C) will not violate any negative covenant as to use contained in any other Lease of space in the Building.

(iii)          The proposed assignee or subtenant is a reputable person or entity of good character and with net worth at least equal to that of Tenant as of the date hereof or otherwise with sufficient financial worth considering the responsibility involved.

(iv)          Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building, provided, however, that this restriction shall not apply if Landlord does not have, at the time the Transfer Notice is delivered to Landlord or within four months of the date that the Transfer Notice is delivered to Landlord, any space or spaces (which could be combined or reconfigured) which would reasonably satisfy the space requirements of the proposed assignee or sublessee.

(v)            The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior 3 months negotiated to lease space in the Building, provided, however, that this restriction shall not apply if Landlord does not have, at the time the Transfer Notice is delivered to Landlord or within four months of the date that the Transfer Notice is delivered to Landlord, any space or spaces (which could be combined or reconfigured) which would reasonably satisfy the space requirements of the proposed assignee or sublessee.

(vi)          The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 5.

(vii)         There shall not be more than a total of five subtenants of the Premises.

(viii)        intentionally omitted;

(ix)          Tenant shall reimburse Landlord on demand for any reasonable and customary costs not to exceed $5,000 incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

(b)           If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 75 days after the giving of such consent, then Tenant shall again comply with this Article 5 before assigning this Lease or subletting all or part of the Premises.

5.04        General Provisions.  (a)    If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b)           No assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03, and (ii) an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease.

(c)           Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, except as provided below, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease. Notwithstanding the foregoing, if Landlord exercises its option to sublease pursuant to Sections 5.02(b)(i) and 5.02(f), or to take an assignment pursuant to Sections 5.02(b)(ii) and 5.02(d), then Tenant shall not have any further rights or obligations with respect to such space, including specifically, but without limitation, the obligation to repair, maintain or restore such space at the expiration of this Lease.

(d)           Each subletting by Tenant shall be subject to the following:

(i)           No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii)          No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.

(iii)         Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).

(e)           Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent, which approval shall not be unreasonably withheld or delayed and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.04, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

(f)            Tenant shall not advertise in publications of general circulation the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld or delayed provided that Tenant shall in no event advertise in publications of general circulation the rental rate or any description of such rent.

5.05        Assignment and Sublease Profits.  (a)    If the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Operating Expenses and electricity by a subtenant under a sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant’s Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, 50% of such excess. Tenant shall deliver to Landlord within 60 days after the end of each calendar year and within 60 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. “Tenant’s Basic Cost” for sublet space at any time means the sum of

(i) the portion of the Fixed Rent, Tax Payments and Operating Payments which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease, plus (iv) the cost of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, plus (v) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease, plus (vi) any fees or charges of Landlord in connection with the sublease, excluding the profits provided for in this paragraph. “Other Sublease Considerations” means all sums paid for the furnishing of guaranteed services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property (except that if such leasehold improvements, equipment, furniture, furnishings or other personal property are sold for Tenant’s actual cost or less, then the proceeds of sale of such items shall not be included as “Other Sublease Consideration”). The provisions of this section shall not apply to any transaction with an Affiliate as provided for in Section 5.01(c) herein.

(b)           Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses. “Assignment Consideration” means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, except that if such leasehold improvements, equipment, furniture, furnishings or other personal property are sold for Tenant’s actual cost or less, then the proceeds of sale of such items shall not be included as “Assignment Consideration”).

ARTICLE 6

Subordination; Default; Indemnity

6.01        Subordination. (a) This Lease is subject and subordinate to each mortgage (a “Superior Mortgage”) and each underlying lease (a “Superior Lease”) which may now or hereafter affect all or any portion of the Building or any interest therein. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not result in a material increase in Tenant’s obligations under this Lease or a material reduction in the benefits available to Tenant. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a “Successor Landlord”), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any moneys paid to or on deposit with any prior landlord (including, without limitation, Landlord), except for any security deposit specified in this Lease, or if greater, to the extent such moneys or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Building or the Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Successor Landlord. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

(b)           Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

(c)           Landlord shall request for Tenant from each existing and any future Superior Lessor and Superior Mortgagee a non-disturbance and attornment agreement in such Superior Lessor’s and Superior Mortgagee’s standard form (a “Non-Disturbance Agreement”). If Landlord is unable in good faith to obtain such a Non-Disturbance Agreement, Landlord shall have no liability to Tenant, it being intended that Landlord’s sole obligation shall be to request that the holder of each Superior Mortgage enter into such Non-Disturbance Agreement and, in no event shall Landlord be required to expend any sums, other than its own legal expense, in its effort to obtain such Non-Disturbance Agreement. In no event shall Landlord be required to commence any litigation in order to obtain a Non-Disturbance Agreement, nor shall Landlord be required to take any step which may, in Landlord’s reasonable judgment, have an adverse effect on its relationship with the holder of such Superior Mortgage. If any Superior Mortgagee shall impose any fee as a condition of entering into such Non-Disturbance Agreement, Landlord may withdraw its request therefor unless, within 30 days after Landlord’s advice to Tenant as to such fee and the amount thereof, Tenant shall deliver to Landlord the full amount of such fee. If Tenant fails to deliver to Landlord the full amount of such fee within such period, Landlord may withdraw its request for such Non-Disturbance Agreement, in which event Landlord shall have no further obligation to obtain such Non-Disturbance Agreement.

6.02        Estoppel Certificate. Each party shall, at any time and from time to time, within 10 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Tenant also shall include or confirm in any such statement such other information concerning this Lease as Landlord may reasonably request.

6.03        Default. This Lease and the term and estate hereby granted are subject to the limitation that:

(a)           if Tenant defaults in the payment of any Rent, and such default continues for ten days after Landlord gives to Tenant a notice specifying such default, or

(b)           if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 6.03(a), (c), (d), (e) or (f) or (g)), and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not immediately-upon the receipt of such notice, (i) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default and (ii) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

(c)           if this Lease or the estate hereby granted passes to any person or entity other than Tenant, except as expressly permitted by Article 5, or

(d)           if Tenant shall abandon the Premises (and the fact that any of Tenant’s Property remains in the Premises shall not be evidence that Tenant has not abandoned the Premises), or

(e)           if Tenant or any Affiliate of Tenant defaults under any other lease with Landlord or any Affiliate of Landlord, which default shall continue beyond any applicable grace period provided under such other lease, or

(f)            if a default of the kind set forth in Section 6.03(a) or (b) shall occur and have been cured, and if a similar default shall occur more than two times within the next 365 days, whether or not such similar defaults are cured within the applicable grace period, [or

(g)           if Tenant fails to deliver to Landlord any Security Deposit or Letter of Credit within the time period required under Section 2.09, then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 days with the same effect as if the last of such 5 days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

6.04        Re-entry by Landlord. If this Lease shall terminate as in Section 6.03  provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter seek re-possession of the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

6.05        Damages. If this Lease is terminated under Section 6.03, or if Landlord re-enters the Premises under Section 6.04, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)           a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Charges which would have been payable by Tenant under Sections 2.04 and 2.05 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Charges payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or

(b)           sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if

Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord Prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting, and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

6.06        Other Remedies. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any monetary default in the payment of Fixed Rent or Additional Rent by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

6.07        Right to Injunction. In the event of a breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

6.08        Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

6.09        No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord’s discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant’s obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

6.10        Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall pay as holdover rental for each month of the holdover tenancy an amount equal to 125%, for the first month, 150% for the second, and for each month thereafter 200% of the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

6.11        Attorneys’ Fees. If Landlord prevails in any action or proceeding brought for the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, or in the event any litigation involving bankruptcy, insolvency or other similar proceeding involving Tenant, Tenant shall, upon demand, reimburse Landlord’s expenses, including reasonable attorneys’ fees and disbursements and court costs.

6.12        Nonliability and Indemnification. (a)    Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein or otherwise.

(b)           Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, an “Indemnified Party”), from and against any and all claims arising from or in connection with (i) Tenant’s conduct or management of the Premises or of any business therein, or any work or thing done or any condition created by Tenant or at Tenant’s direction or with Tenant’s authorization, in or about the Premises, (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises, (iv) any default by Tenant in the performance of Tenant’s obligations under this Lease and (y) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant (irrespective of the exercise by Landlord of any of the options in Section 5.02(b)); together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of the Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party).

ARTICLE 7

Insurance; Casualty; Condemnation

7.01        Compliance with Insurance Standards.  (a)    Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Building and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Building over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Building in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Building.

(b)           If, by reason of any failure of Tenant to comply with the use clause of this Lease, the premiums on Landlord’s insurance on the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or “make up” of rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Building or the Premises, as the case may be, shall be evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Building or the Premises, as the case may be.

7.02        Tenant’s Insurance. Tenant shall maintain at all times during the Term (a) “all risk” property insurance covering all present and future Tenant’s Property and Tenant’s Improvements and Betterments to a limit of not less than the fair market value thereof, and (b) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (c) boiler and machinery, if there is a boiler, supplemental air conditioning unit or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 and (d) when Alterations are in process, the insurance specified in Section 4.02(f) hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as B/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or allowed to lapse unless Landlord and any additional insureds are given at least 30 days prior written notice of such cancellation or lapse. The proceeds of policies providing property insurance of Tenant’s Property and Improvements and Betterments shall be payable to Tenant, and coverage under such policies of liability insurance to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. Tenant shall cooperate with Landlord in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance moneys.

7.03        Subrogation Waiver. To the extent that it is obtainable from their existing insurers without material increase in premium, Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Property and Improvements and Betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

7.04        Condemnation. (a)   If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord’s reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 20% thereof) that the untaken part of the Premises would in Tenant’s reasonable judgment be uneconomic to operate, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Property) as nearly as practicable to its condition prior to such taking.

(b)           In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property or moving expenses and trade fixtures, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.

(c)           If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses and trade fixtures, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

(d)           In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s

Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

7.05        Casualty.  (a)    If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building and the Premises (excluding Tenant’s Improvements and Betterments and Tenant’s Property) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis, unless compensated for same under Landlord’s policies of casualty insurance) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (ii) Tenant shall repair and restore in accordance with Section 4.02 all Tenant’s Improvements and Betterments and Tenant’s Property with reasonable dispatch after the Casualty.

(b)           If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Charges under Sections 2.04 and 2.05 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (provided, that if the Premises would have been tenantable at an earlier date but for Tenant having failed diligently to prosecute repairs or restoration, then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises for the ordinary conduct of business (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord’s determination of the date the Premises is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within 20 days after such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord’s determination. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent. Nothing contained in this Section 7.05 shall relieve Tenant from any liability that may exist as a result of any Casualty.

(c)           If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that Landlord’s repair or restoration shall require more than 210 days or the expenditure of more than 40% percent of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than 50% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by

Landlord), then in any such case Landlord or Tenant may terminate this Lease by notice given to the other within 90 days after the Casualty.

(d)           Landlord shall not carry any insurance on Tenant’s Property or on Tenant’s Improvements and Betterments and shall not be obligated to repair or replace Tenant’s Property or Tenant’s Improvements and Betterments. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Property or Tenant’s Improvements and Betterments. Tenant shall notify Landlord promptly of any Casualty in the Premises.

(e)           This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

ARTICLE 8

Miscellaneous Provisions

8.01        Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease (each, “Notice”) shall be in writing and shall be delivered by (a) personal delivery, (b) the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) a nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease (in the case of each Notice to Landlord to the attention of Harry R. Dreizen, Esq. and with a copy of each notice to Landlord to C & K Properties, Pier 40, West Street and Houston Street, #100, New York, New York 10014 Attention: Ben Korman and Meir Cohen) or to such other place as the party to be notified may from time to time designate by at least 5 days notice to the notifying party. Notices from Landlord to Tenant shall be given to the attention of Kevin Hesselbirg with a copy to William Cornachio, Esq., Rivkin Radler LLP, EAB Plaza, Uniondale, NY 11556 and may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefore or the regularly kept business records of the overnight courier, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

8.02        Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall enforce the rules of the Building against Tenant or any other tenant of the Building and each other party in a manner which is not arbitrary and which is non-discriminatory, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

8.03        Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

8.04        Certain Definitions.  (a)    “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord’s interest under this Lease.

(b)           “Landlord shall have no liability to Tenant” or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner or any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

8.05        Quiet Enjoyment. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided that Tenant pays the Fixed Rent and Additional Charges to be paid by Tenant and performs all of Tenant’s covenants and agreements contained in this Lease.

8.06        Limitation of Landlord’s Personal Liability. Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

8.07        Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding under applicable law.

8.08        Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Tenant’s obligations with respect to Additional Rent shall survive the expiration of other termination of this Lease, provided that such obligation shall not extend beyond any Additional Rent billed after eighteen months following the expiration or other termination of the Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

8.09        Certain Remedies. If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

8.10        No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution and the submission by Tenant of this Lease in draft form or with proposed revisions shall be solely for Landlord’s consideration. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

8.11        Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

8.12        Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

8.13        Broker. Each party represents to the other that such party has dealt with no broker other than Cushman & Wakefield of Long Island (representing Landlord) and Navigator Consulting Group (representing Tenant) (collectively, the “Brokers”) in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker, other than the Brokers, who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with Brokers which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to both Brokers a commission to be agreed upon between Landlord and Brokers, subject to, and in accordance with, the terms and conditions of such agreement.

8.14        Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

8.15        Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord, Tenant’s assigns.

8.16        Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

8.17        No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Building, and consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

8.18        [Intentionally Omitted.]

8.19        Roof Rights.

(a)           Subject to the requirements of this Section 8.19,  Tenant may install, maintain and operate, at Tenant’s sole cost and expense, one communications dish (not to exceed 3.5 feet in diameter) and related equipment and support structures (collectively, the “Communications Equipment”) on the roof of the Building in an area as Landlord may designate (provided such area is suitable for Tenant’s intended transmission and reception requirements) and run a cable therefrom into the Premises through conduit space provided by Landlord in such locations as Landlord may designate. Tenant acknowledges that (i) Tenant’s use of the roof of the Building is a non-exclusive use and Landlord may permit any person or entity to use any other portion of the roof of the Building for any use; (ii) the installation of the Communications

Equipment shall be deemed to be a Material Alteration; (iii) if Landlord’s structural engineer recommends that there be structural reinforcement of the roof of the Building in connection with the installation of the Communications Equipment, Tenant shall, prior to any installation of the Communications Equipment, perform the same at Tenant’s sole cost and expense in accordance with plans and specifications approved by Landlord; (iv) without limiting the other conditions set forth in this Section 8.19, such installation (including, without limitation, any structural reinforcements performed in connection therewith) shall be performed in compliance with all of the provisions of Section 4.02 and the other provisions of this Lease applicable to Alterations; (v) Tenant, at Tenant’s expense, shall comply with all Laws and procure and maintain all necessary permits and approvals required therefor (Tenant hereby acknowledging that Landlord is making no representations as to the permissibility of any Communications Equipment on the roof of the Building by any governmental authority having jurisdiction thereof); (vi) Tenant shall promptly repair any damage (whether structural or non-structural) caused to the roof or any other portion of the Building or its fixtures, equipment and appurtenances by reason of the installation, maintenance or operation of the Communications Equipment (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs thereof within 10 days after rendition of a bill therefor); (vii) the installation, operation and maintenance of the Communications Equipment shall not interfere with the operation and maintenance of any installations existing on the date Tenant installs the Communications Equipment; (viii) if Tenant’s installation, operation or maintenance of the Communications Equipment shall interfere with Landlord’s rights (including, without limitation, Landlord’s right to use the remainder of the roof of the Building for any purposes) or other present or future tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in eliminating such interference; provided that in cases where the interference affects installations existing on the date Tenant installs the Communications Equipment the cost of remedying such interference shall be borne by Tenant; and (ix) Tenant shall pay any additional or increased insurance premiums incurred by Landlord, and shall obtain and pay for any additional insurance coverage for the benefit of Landlord in such amount and of such type as Landlord may reasonably require in connection with the Communications Equipment.

(b)           If the installation, maintenance or operation of the Communications Equipment shall revoke, negate or in any manner impair or limit any roof warranty or guaranty for the Building, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof. Tenant shall remove the Communications Equipment upon the expiration or earlier termination of the Term and repair any damage to the roof of the Building caused by the installation or removal of the Communications Equipment, all at Tenant’s expense (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs thereof within 10 days after rendition of a bill therefor). Landlord shall have no liability to repair or maintain the Communications Equipment, nor shall Landlord be liable for any damage to the Communications Equipment, except to the extent such damage is caused by the negligence or willful misconduct of Landlord.

(c)           For the purpose of installing, operating or maintaining the Communications Equipment, Tenant shall have access to the roof of the Building at reasonable times upon reasonable notice to Landlord, and Landlord shall have the right to require, as a condition to such access, that Tenant (or Tenant’s employee, contractor or other representative) at all times be accompanied by a representative of Landlord who Landlord shall make available upon reasonable notice, and Tenant agrees to pay Landlord’s out-of-pocket expenses incurred in making such representative available.

(d)           Landlord shall have the right to relocate the Communications Equipment, at Landlord’s sole cost and expense (or at Tenant’s sole cost and expense if the relocation shall be required due to the application of any Laws or if due to the request of Tenant), to any other location on the roof of the Building, such right to be exercisable by Landlord giving Tenant 10 days prior notice thereof (except in the case of emergency in which case Landlord shall give such notice as is reasonably practicable). Tenant shall pay any amounts due to Landlord in connection with the relocation of the Communications Equipment within 10 days after rendition of a bill therefor. Tenant shall not have the right to object to any new location of the Communications Equipment unless such new location shall adversely affect Tenant’s use of the Communications Equipment or its transmission or reception performance.

(e)           If the Communications Equipment shall not be connected to Tenant’s submeters measuring Tenant’s use of electricity in the Premises, Tenant shall pay all electricity costs in connection with the use of the Communications Equipment based on Tenant’s consumption (KWs on-peak, KWs off-peak, KWHRs on-peak and KWHRs off-peak) of electricity as reasonably estimated by Landlord based on the meter measuring the consumption of electricity by the Communications Equipment and other portions of the Building, and Tenant shall pay Landlord’s Rate as applied to such consumption (the “Actual Charge”). The Actual Charge shall be adjusted by Landlord from time to time if there is a change in Landlord’s Rate, and may be adjusted by Landlord from time to time if, in Landlord’s reasonable judgment, Tenant is not paying for the entire cost of Tenant’s demand for, and consumption of, electricity in connection with the Communications Equipment. If applicable, any adjustment to the Actual Charge shall be retroactive to the date of the relevant change in Tenant’s consumption or in Landlord’s Rate.

(f)            The rights granted in this Section 8.19 are given in connection with, and as part of the rights created hereunder, this Lease, and are not separately transferable or assignable other than in connection with an assignment of this Lease or a subletting of the Premises as permitted by this Lease. Tenant shall not resell in any form the use of the Communications Equipment, including, without limitation, the granting of any licensing or other rights.

8.20        Meeting Area. Landlord will provide to Tenant, at no charge to Tenant and no more frequently than once per quarter during the Term, a separated, semi-private area of not less than 3,000 square feet, in the cafeteria serving the Building in order for Tenant to conduct employee meetings.

ARTICLE 9

Renewal Right

9.01.       Renewal Right.

(a)           Provided that on the date Tenant exercises the Renewal Option and at the commencement of the Renewal Term (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease and (iii) Tenant and/or a permitted subtenant or assignee shall occupy the entire Premises, Tenant shall have the option (the “Renewal Option”) to extend the term of this Lease for an additional five (5) year period (the “Renewal Term”), to commence at the expiration of the initial Term.

(b)           The Renewal Option shall be exercised with respect to the entire Premises only and shall be exercisable by Tenant giving notice to Landlord (the “Renewal Notice”) at least twelve months before the last day of the initial Term. Time is of the essence with respect to the giving of the Renewal Notice.

9.02.       Renewal Rent and Other Terms.

(a)           The Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section 9.02; (ii) Tenant shall accept the Premises in its “as is” condition at the commencement of the Renewal Term, and Landlord shall not be required to perform Landlord’s Work or any other work, pay the Work Allowance or any other amount or render any services to make the Premises ready for Tenant’s use and occupancy or provide any abatement of Fixed Rent or Additional Charges, in each case with respect to the Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (iv) the Base Tax Amount shall be the Taxes for Town General Taxes for the 2014 Tax Year and School Taxes for the 2014-15 Tax Year ending immediately before the commencement of the Renewal Term.

(b)           The annual Fixed Rent for the Premises for the Renewal Term shall be the greater of (i) the Fair Market Rent or (ii) an amount (the “Annual Rent”) equal to the aggregate of (A) the Fixed Rent payable by Tenant for the 12 month period ending on the last day of the initial Term, and (B) the Tax Payment payable with respect to the Tax Year ending immediately before the commencement of the Renewal Term (the greater of Fair Market Rent and Annual Rent is called the “Rental Value”). “Fair Market Rent” means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Premises during the Renewal Term, taking into account all relevant factors.

(c)           If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the “Rent Notice”) at least 90 days before the last day of the initial Term of Landlord’s determination of the Fair Market Rent (“Landlord’s Determination”).  If Landlord’s Determination exceeds the Annual Rent, then Tenant shall notify Landlord (“Tenant’s Notice”), within 20 days after Tenant’s receipt of the Rent Notice, whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent (which shall not be less than the Annual Rent). If Tenant fails to give Tenant’s Notice within such 20 day period, Tenant shall be deemed to have accepted Landlord’s Determination.

(d)           If Tenant timely disputes Landlord’s Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 20 days after the giving of Tenant’s Notice, then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Section 9.02(d) shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the County of Nassau, New York, by a panel of 3 arbitrators in accordance with this Section 9.02(d). Landlord and Tenant shall each appoint their own arbitrator within 7 days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 7 days after such party’s failure to appoint. Such two arbitrators shall have 7 days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within 14 days of such request and both parties shall be bound by any appointment so made within such 14-day period. If no such third arbitrator shall have been appointed within such 14 days, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The third arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within 14 days after the third arbitrator has been appointed, each arbitrator shall render its determination of the Fair Market Rent in writing and shall submit same to each of the other arbitrators, and to Landlord and Tenant. If at least two of the three arbitrators shall concur in their determination of the Fair Market Rent, their determination shall be final and binding upon the parties. If the arbitrators fail to concur, then the Fair Market Rent shall be equal to 50% of the sum of the two determinations by the arbitrators closest in amount, and such amount shall be final and binding upon the parties. The fees and expenses of any arbitration pursuant to this Section 9.02(d) shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. Each arbitrator shall have at least 10 years’ experience in leasing and valuation of properties which are similar in character to the Building. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

(e)           If Tenant disputes Landlord’s Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Rent in effect during the last 12 months of the Term multiplied by103.0%, plus the Tax Payment. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the Renewal Term were (i) less than the Rental payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within 10 days after demand therefor or (ii) greater than the Rental Value payable for the Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Charges payable by Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:	GALAXY LI ASSOCIATES LLC

By: GALAXY LI

MEMBER LLC
Its Managing Member

By:	/s/ MEUSHAR LLC
Its Managing Member

By:	/s/ Joseph Moinian
Joseph Moinian

Managing Member

Tenant:	OPEN LINK FINANCIAL, INC.

	By:	/s/ Kevin Hesselbirg
Name: Kevin Hesselbirg
Title: CFO

Tenant’s Federal Tax I.D. No.:	11-3125557

EXHIBIT A

Omitted

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EXHIBIT B

FLOOR PLAN

This floor plan is annexed to and made a part of this Lease solely to indicate the Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.

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EXHIBIT C
RULES AND REGULATIONS

1.             The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

2.             Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3.             Only Landlord or persons reasonably approved by Landlord shall be permitted to furnish to the Premises ice, drinking water, food, beverage, linen, towel, barbering, bootblacking, floor polishing, cleaning or other similar services.

4.             No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld or delayed.

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5.             No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6.             The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

7.             No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

8.             No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

9.             No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which, in the reasonable judgment of Landlord, disturbs other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.

10.           No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material.

11.           Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

12.           All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall

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be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead shall be paid by tenant to Landlord, on demand.

13.           Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

14.           No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

15.           Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

16.           Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

17.           No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

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18.           Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

19.           No premises of any tenant shall be used for lodging of sleeping or for any immoral or illegal purpose.

20.           The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.           Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22.           Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except snack food, microwave cooking. Tenant may have vending machines in the Premises to dispense snack foods and soft drinks provided such machines are furnished by the Building’s approved vendor.

23.           Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

24.           No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes of which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

25.           All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

26.           Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

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27.           All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.

28.           If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be designated by Landlord, or if none is so designated as reasonably approved by Landlord.

29.           To the extent there is a conflict between the provisions contained in the Lease or this Exhibit C annexed thereto, the provisions of the Lease shall govern and control.

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EXHIBIT D

ALTERATIONS RULES AND REGULATIONS

A.            General

1.                                       Tenant will make no alterations, decorations, installations, repairs, additions, improvements or replacements (which are hereinafter called “Alterations” and which are the Alterations referred to in the Lease) in, to or about the Premises without the Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, and then only by contractors or mechanics reasonably approved by Landlord.

2.                                       Tenant shall, prior to the commencement of any work, submit for Landlord’s written approval, which shall not be unreasonably withheld or delayed, a complete plan of the premises, or of the floor on which the Alterations are to occur. Drawings are to be complete with full details and specifications for all of the Alterations.

3.                                       The proposed Alterations must comply with the Administrative Code of the Town of Hempstead and the rules and regulations of the Department of Buildings of the Town of Hempstead and any other agencies having jurisdiction.

4.                                       Tenant shall be solely responsible for compliance with Local Law 58 and The Americans with Disabilities Act (ADA) within Tenant’s space.

5.                                       No work shall be permitted to commence without the Landlord being furnished with a valid permit from the Department of Buildings and/or other agencies having jurisdiction.

6.                                       All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, shall be restricted to hours after 6 PM and before 8 AM on weekdays or on weekends or as otherwise directed by the Landlord. Tenant shall provide the Building Manager with at least 24 hours notice prior to proceeding with such work.

7.                                       All inquiries, submissions, approvals and all other matters shall be processed through the Building Manager.

8.                                       If Tenant’s contractor is negligent in any of its responsibilities, Tenant shall be charged for the corrective work done by Building porters and other personnel.

9.                                       A properly executed air balancing report signed by a professional engineer shall be submitted to the Landlord upon the completion of all HVAC work.

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10.                                 Upon completion of the Alterations, Tenant shall submit to the Landlord a final inspection sign-off on Form TR-1 where applicable and/or other documents indicating total compliance and final approval by the Department of Buildings of the Building Notice or Alteration.

11.                                 Tenant shall submit to Landlord a final “as built” set of drawings showing all items of the Alterations in full detail.

12.                                 Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

B.            Prior to Commencement of Work

1.                                       Tenant shall submit to the Building Manager a request to perform the work. The request shall include the following enclosures:

(i)                                     A list of Tenant’s contractors and/or subcontractors for Landlord’s approval.

(ii)                                  Two complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

(iii)                               Properly executed forms of the Department of Buildings including: Alteration Application (Type 1, Type 2 or Type 3 as appropriate); Statement of Responsibility (Form TR-1), as applicable, including structural or HVAC system work; plumbing specification sheet (Form PW-1B) if any plumbing work is to be performed.

(iv)                              Two executed copies of the Insurance Requirements agreement in the form attached to these Rules and Regulations from Tenant’s contractor and contractor’s subcontractors.

(v)                                 Contractor’s and subcontractor’s insurance certificates including a “hold harmless” in accordance with the Insurance Requirements agreement.

2.                                       Landlord will return the following to Tenant:

(i)                                     Plans approved or returned with comments (such approval or comments shall not constitute a waiver of Department of Buildings approval or approval of other jurisdictional agencies).

(ii)                                  Signed application forms referred to in B1(iii), providing proper submissions have been made.

(iii)                               Two fully executed copies of the Insurance Requirements agreement.

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(iv)                              Covering transmittal letter.

3.                                       Tenant shall obtain Department of Buildings approval of plans and a permit from the Department of Buildings. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord’s representative. Such supervision and inspection shall be at Tenant’s sole expense and Tenant shall pay Landlord’s reasonable charges for such supervision and inspection.

C.            Requirements and Procedures

1.                                       All structural and floor loading requirements shall be subject to the prior reasonable approval of Landlord’s structural engineer at Tenant’s expense.

2.                                       All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the reasonable approval of Landlord’s mechanical and electrical engineers. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

3.                                       All demolition shall be supervised by Landlord’s representative at Tenant’s expense.

4.                                       Elevator service for construction work shall be charged to Tenant at standard Building rates. Prior arrangements for elevator use shall be made with Building Manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer, and/or elevator operator, is required by any union regulations, such engineer, and/or elevator operator, shall be paid for by Tenant.

5.                                       If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be subject to Landlord’s reasonable approval and shall be performed under Landlord’s supervision at Tenant’s expense.

6.                                       Tenant’s contractor shall:

(i)                                     have a Superintendent or Foreman on the Premises at all times;

(ii)                                  police the job at all times, continually keeping the Premises orderly;

(iii)                               maintain cleanliness and protection of all areas, including elevators and lobbies;

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(iv)                              protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

(v)                                 block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning systems; and

(iv)                              avoid the disturbance of other tenants.

7.                                       Special Precautions for Occupied Tenant Space and Common Areas of the Building: In performing the Alterations, the Tenant’s contractor shall take all reasonable precautions to protect occupants, staff and visitors to the Building; spaces outside of the work areas and existing Building construction to remain. In particular, the Tenant’s contractor shall guard against fire, asbestos contamination and water leaks into adjacent spaces. Electrical and mechanical services to areas of the Building outside the work area shall be protected and maintained. The Tenant’s contractor shall schedule and perform the work to minimize noise disturbance to tenants. Existing Building structure, exterior wall construction, core construction and components of electrical, mechanical and vertical transportation systems to remain shall be protected. Damages to any part of the existing Building to remain shall be promptly corrected at the Tenant’s sole expense. The Landlord may elect to contract separately to correct such damages and charge the Tenant for any costs incurred therefor (including a fee of 10% of the costs of the corrective work for management of such work). The Tenant understands that the Building is operating and occupied by certain tenants 24 hours a day, seven days a week. The Tenant shall cause its contractor therefor to promptly comply with the Landlord’s directives on behalf of its tenants or as regards protection of or damage to the Building to remain. Such direction by the Landlord may be written or verbal and shall not be deemed to relieve the Tenant’s contractor from any of its responsibilities (including, without limitation, determining means and methods of performing the Alterations and maintenance of safety). The Tenant shall cause its contractor shall stop work immediately upon written direction from the Landlord.

8.                                       Labor Harmony: Tenant understands that Landlord may perform significant base Building renovation and construction work at the same time that Tenant performs its Alterations. Tenant and its contractor shall be responsible for maintaining labor harmony on site as it effects continuity of Landlord’s work. Tenant shall cause its contractor to promptly take such action as may be required to settle any labor disputes that may arise during performance of the Alterations. Should the Tenant’s contractor fail to take expeditious action in this regard, the Tenant shall be responsible to the Landlord for any delays to Landlord’s work arising out of such disputes.

9.                                       Freight Dock Area: The Landlord will provide Tenant’s contractor with shared use of the Building loading dock. The contractor’s use of this area shall be

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limited to delivery of materials and removal of debris and waste from the Building. No parking shall be permitted in such space. No other vehicles shall be stored or parked within the Building. The Tenant shall cause its contractor to cooperate with the Landlord in the maintenance of the loading dock area.

10.                                 Utilities: Utility costs for electricity, water and heat used by the Tenant’s contractor for the Alterations shall be borne by the Tenant.

11.                                 Storage of Materials and Equipment: Storage space for materials and equipment required for the Alterations shall be within Tenant’s space. No storage of debris or waste shall be permitted.

12.                                 Toilets: Tenant’s contractor’s and subcontractors’ personnel shall only use toilet facilities within Tenant’s space.

13.                                 Conduct of Workers and Subcontractors: All Tenant’s contractor’s and subcontractors’ personnel shall be issued Building identification tags which must be worn at all times on site. Except for entry and exit purposes, personnel will not be allowed in the Building lobby and in other areas of the property as the Owner may determine. Personnel and material access shall be restricted to Landlord designated locations and routes. Personnel violating the Landlord’s directions on access to, use of and conduct on the property shall be removed from the Building by the Tenant at the Landlord’s direction.

14.                                 Signs: No signs, except those required by law or by governmental authorities having jurisdiction, shall be posted in or on the Building by any contractor, subcontractor, vendor or worker. Tenant shall enforce Landlord’s regulations in this regard.

15.                                 Landlord Approval of Tenant’s Contractors: All Tenant’s contractors and subcontractors shall be subject to the approval of the Landlord, which shall not be unreasonably withheld or delayed. Prior to commencing work or entering into any contract for any part of the Alteration, the Tenant shall submit to the Owner a list of all of its proposed contractors and subcontractors for the Alteration. The Tenant shall secure the Owner’s approval of any proposed contractor or subcontractors for the Alteration. The Tenant shall secure the Owner’s approval of any proposed contractor or subcontractor which has not been prequalified and approved by the Landlord for work in the Building. The Tenant shall submit, in a timely manner, such information as the Landlord may reasonably require to evaluate the qualifications of any non-prequalified proposed contractor or subcontractor.

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D.            Contractors Agreement; Insurance Requirements

[To be retyped on Letterhead of Tenant’s General Contractor, addressed to Landlord]

Tenant:

Premises:

The undersigned contractor or subcontractor (hereinafter called “Contractor”) has been hired by the Tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (hereinafter called “Work”) for Tenant in the Tenant’s Premises in the Building. Contractor and Tenant have requested the undersigned Landlord (hereinafter called “Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1)                                      Contractor agrees to indemnify and save harmless the Landlord, any Superior Lessor and any Superior Mortgagee and their respective officers, employees, agents, affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2)                                      Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

a)                                      Workers’ Compensation and Employers’ Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b)                                     Commercial General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

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Combined Single Limit
Bodily Injury and
Property Damage Liability:	3,000,000 (written on a per occurrence basis)

c)                                      Commercial Automobile Liability Insurance (covering all owned, non- owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$3,000,000 per person
$3,000,000 per occurrence
Property Damage:	$3,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord 10 days prior written notice of the cancellation of any of the foregoing policies.

3)                                      Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

a)                                      Commercial General Liability Insurance Including Protective and Contractual Liability Coverage with limits of liability at least equal to the above stated limits.

b)                                     Commercial Automobile Liability Insurance (covering all owners, non- owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:	$3,000,000 per person
$3,000,000 per occurrence
Property Damage:	$3,000,000 per occurrence

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this                day of                   , 19           .

Landlord:	Contractor:

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Standard Requirements

Drywall Construction

1.                                       All drywall partitions are to be constructed of 2 1/2” steel studs, 24” on center, and a minimum of 5/8” thick fire code gypsum wallboard each side, properly taped and spackled.

2.                                       All steel studs shall extend from slab to slab. No drywall is to be fastened to any ductwork or directly to any ceiling tile.

3.                                       All walls butting mullions shall have a proper channel to receive the gypsum boards.

Electrical

1.                                       Home runs shall be indicated on plans. Rigid conduit (E.M.T.) shall be used on all home runs emanating from Distribution Panel to within 15 feet of first device. BX Cable shall be allowed for branch circuiting. BX Cable in no event shall run at distances greater that 25 feet for each branch, 3/4” minimum size.

2.                                       Light fixtures shall be Building-standard or as previously approved by Landlord.

3.                                       All conduit shall be supported by standoffs, not wired to ceiling supports. All conduit shall be concealed.

4.                                       All electrical boxes shall meet code requirements.

5.                                       All unused conduit and wiring shall be removed.

6.                                       All wiring shall meet the requirements of the Department of Water Supply, Gas and Electricity and of Underwriter’s Laboratory. No wire molding shall be permitted.

7.                                       Special power shall be taken from main distribution board and not from existing Building panels.

8.                                       Plans with requirements shall be submitted to Landlord to determine riser capacity.

9.                                       Tenant shall pay for all electrical design and layout costs for related work.

10.                                 Building Mechanic or Engineer shall supervise all riser shutdowns.

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Telephone

1.                                       All telephone wire shall be concealed in conduit, thin wall tubing or plenum rated cable.

2.                                       Telephone wire will be permitted to be run loose in periphery enclosures only.

3.                                       No telephone wire shall be run exposed on baseboards or walls.

Doors

All wood doors shall have a fire rated label. All hollow metal doors shall be properly fire rated if they are located in rated partitions.

Hardware

1.                                       All hardware shall be Building standard or as previously approved by Landlord.

2.                                       All locks shall be keyed and mastered to Building setup. Two individual keys must be supplied to the Building Manager.

Equipment

1.                                       No equipment is to be suspended from the reinforcing rods in arch.

2.                                       Equipment shall be suspended with fish plated through slab or steel beams depending on load.

3.                                       All floor loading and steel work shall be subject to the prior approval of the Building structural engineer. All approvals shall be obtained by the Tenant at Tenant’s expense. Tenant shall also be responsible for the costs of all controlled inspection by any professional engineers in connection with this work.

Woodwork

All work shall be fireproofed in accordance with Town of Hempstead Building Code retirements.

Public Areas

All public areas shall meet Department of Building’s requirements of other agencies having jurisdiction.

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Air Conditioning

1                                          Tenant shall be responsible for alterations to existing air conditioning ductwork or systems and for insuring that such work is properly integrated into the existing Building systems with no adverse effects on the Building systems. Landlord shall not be responsible for the proper HVAC design within the area of any Tenant Alteration.

2.                                       The system shall be balanced at the completion of the job.

3.                                       Tenant shall furnish design balancing figures to Building office.

4.                                       All air conditioning components shall match existing or shall receive prior approval from Landlord.

5.                                       Landlord will not permit any additional outside louvers unless the need therefor is firmly established. The location of such louvers shall be subject to Landlord’s approval. Detailed sketches of all louvers shall be submitted for Landlord’s approval.

6.                                       No outside louver or ductwork is to be installed in such a manner as to interfere with the cleaning of windows or replacement of glass.

7.                                       All periphery shutoff valves shall be accessible at all times.

8.                                       All unused ductwork shall be removed.

9.                                       All unused equipment, such as air handling units and air conditioning units shall be removed.

10.                                 All exhaust fan systems shall be discharged to the atmosphere, not in ceilings or existing Building return air systems.

Plumbing

1.                                       No water risers shall be shutdown during Building office hours.

2.                                       All plumbing shall conform to code requirements.

3.                                       All fixtures shall be Building standard or as previously approved by Landlord.

4.                                       No exposed plumbing is permitted.

5.                                       All unused fixtures and piping shall be removed and all unused piping shall be capped at its respective riser.

6.                                       No plastic pipe will be permitted.

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7.                                       All unused fixtures shall be returned to Landlord.

8.                                       A Building engineer shall supervise all riser shutdowns.

9.                                       All hot water lines shall be properly insulated, and where necessary, Landlord may require that cold water lines be insulated.

Sprinklers

1.                                       All sprinklers are to be done to code requirements.

2.                                       All hydraulic calculations are to be provided for Landlord’s engineer’s review.

3.                                       Victaulic fitting will not be allowed.

4.                                       Pipe to be screwed or welded. All connections to be screwed or welded. Victaulic fitting or other mechanical connections will not be permitted.

5.                                       Any changes to the present standpipe or water reserve tank systems will be at Tenant’s expense.

General

1.                                       Victaulic fittings are not a Building standard.

Venetian Blinds and Curtains

1.                                       All venetian blinds shall be Building standard or as previously approved by Landlord.

2.                                       No curtain rods are to be installed in venetian blind pockets.

3.                                       Curtain rods shall not be supported by any part of the acoustical tile. Rods shall be supported by headers attached to the ceiling’s mechanical supports of black iron.

4.                                       If curtains are to be installed by any Tenant, such curtains shall be flameproof and shall not interfere with the proper functioning of the peripheral HVAC system.

Ceilings

1.                                       All ceilings shall meet all requirements of Nassau County Department of Buildings and/or Town of Hempstead Department of Buildings.

2.                                       All acoustic tile ceiling shall match the existing tile ceiling to the extent possible.

3.                                       All ceilings are to be supported independently and not from ductwork.

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EXHIBIT E

STANDARD CLEANING SPECIFICATIONS

All cleaning services provided below will be performed nightly 5 nights per week. No Saturday, Sunday or Holiday services. (Holidays are those days stated in the applicable Building Service Union agreements other than employee birthdays.)

SUPERVISION

A competent supervisor will be assigned to the Building both day and night. The nighttime supervisor is required to verify that the work has been completed in all tenant areas, that all venetian blinds have been lowered and set in a uniform appearance, that all lights have been turned off, windows closed, doors locked and offices left in a neat and orderly appearance for the next day’s business.

CLEANING CREW

The cleaning contractor’s employees have been instructed to work behind locked doors, and will only open a door for members of their cleaning crew who have been assigned to remove rubbish or other like material from tenant’s premises during the nighttime cleaning operation.

PORTER & MATRON SERVICES

A daytime porter and matron will be assigned to the Building to replenish toilet tissue, sanitary napkins, and to maintain the lavatories in an orderly condition throughout the day.

FLOORING

All stone, ceramic tile, marble terrazzo, wood and other untreated flooring to be swept nightly; washing or waxing of such flooring shall be done at tenant’s expense.

All linoleum, rubber, asphalt tile and other similar type of flooring that may be waxed or treated to be swept nightly; waxing or washing of such flooring other than public corridor belonging to the Building will be done at tenant’s expense.

All carpeting and rugs will be carpet swept or vacuum cleaned nightly.

Shampooing or spot cleaning of carpets or rugs will be done at tenant’s expense.

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OFFICE CLEANING

Dust and wipe clean all furniture, files, fixtures, window sills and convector enclosure tops nightly; wash said sills and tops when necessary. Horizontal surfaces of window frames to be dusted nightly.

Empty and clean all normal waste receptacles nightly and deliver the wastepaper material to locations designated by Landlord.

Removal of food remnants, soiled dishes, cutlery or cookware or kitchen type rubbish or refuse shall be done at Tenant’s expense.

Empty and clean all ashtrays and screen clean all cigarette urns nightly.

Dust all waste receptacles as necessary, washing of waste receptacles and the providing of plastic liners shall be done at tenant’s expense.

Wash clean all water fountains and coolers nightly, remove all fingerprints and smudges nightly.

Dust all chair rails, trims and baseboards within reach as necessary.

Dust all doors and ventilating louvers within reach nightly.

Dust and wipe clean all telephones nightly.

Clean all unpainted metal and remove finger marks nightly, treat as necessary.

Check all private stairwells throughout the premises and keep in clean condition.

Vertical surfaces, such as walls, partitions, doors and bucks of all public corridors and lobbies to be dusted, spot cleaned, treated and polished as often as necessary, but, in the case of public and service elevator corridors on floors above the ground floor not more than once a month.

Washing or polishing of vertical surfaces, such as walls, partitions, elevator hatch doors, entrance doors and bucks including service elevator lobbies for full floor tenant occupancy shall be done at tenant’s expense.

LAVATORIES

Sweep and wash lavatory floors nightly, using proper approved disinfectants. Machine scrub lavatory floors with proper disinfectants once every two weeks or more frequently when directed by Landlord.

Wash and polish all mirrors, powder shelves, bright work fixtures and enameled surfaces in lavatories, including flushometer piping and toilet seat hinges nightly.

2

Scour, wash and disinfect all basins, bowls and urinals throughout lavatory nightly using an odorless disinfectant. Wash both sides of all toilet seats nightly.

Dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in lavatories nightly.

Wash waste cans and receptacles in lavatories when necessary but at least once a week.

Empty paper towel receptacles and sanitary disposal receptacles nightly and remove waste and other material to locations designated by Landlord.

Fill all toilet tissue holders nightly (tissue to be furnished by Landlord).

Wash and polish all wall tiles and stall surfaces of lavatories once every two weeks or more frequently when directed by Landlord.

Soap and paper towel products for tenant’s use will be furnished and installed by the tenant at his expense using Landlord’s contractor as required.

HIGH DUSTING

Do all high dusting quarterly, which includes the following:

Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust all vertical surfaces, such as walls, partitions, doors and bucks and other surfaces not reached in nightly cleaning except as otherwise herein provided.

Dust all pipes, ventilating and air conditioning louvers, ducts, high moldings and other high areas not reached in nightly cleaning.

Dust all exterior surfaces of lighting fixtures including glass and plastic enclosures.

Washing and relamping of all fixtures will be done by Landlord’s contractor at tenant’s expense.

Dust and inspect all venetian blinds. Washing, restringing, retaping and minor repair or replacement will be done at tenant’s expense. If tenant fails to maintain blinds, Landlord may, at its sole option, repair blinds at tenant’s expense.

3

GLASS CLEANING

All interior glass (other than windows), partition glass and glass doors will be cleaned at tenant’s expense.

Mail chute glass and floor directory glass will be cleaned once every five weeks.

All exterior windows on office floors will be cleaned, as necessary, approximately once every three months, weather permitting.

All interior glass windows on office floors will be cleaned, as necessary, approximately once every three months.

EXTERMINATING SERVICE

Exterminating service shall be rendered once a month throughout the public areas, equipment areas and vacant tenant areas in the Building.

Exterminating service required within an occupied tenant’s premises shall be done at tenant’s expense by Landlord’s contractor who will provide a licensed operator.

4

EXHIBIT F

LANDLORD’S WORK

Subject to the other terms and provisions hereof, Landlord agrees, at its sole cost and expense and without charge to Tenant, to do the following work, one time, in the Premises, all of which work shall be of quality, installation, design, capacity, finish and color of the building standard adopted by Landlord for the Building hereinafter called “Building Standard”:

1.     to be determined

Notwithstanding anything contained herein to the contrary, Landlord’s Work shall be deemed “substantially completed” at such time as the Premises may be used for Tenant’s business notwithstanding the fact that, among other things (i) any work to be done by Tenant is not completed, (ii) decorating and touching up of painting are not completed or (iii) minor or insubstantial details of construction or mechanical adjustment remain to be performed which can be performed without interfering with Tenant’s Initial Alterations or Tenant’s use and occupancy of the Premises. Unless otherwise expressed in writing to the Landlord, taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises were in good and satisfactory condition and that Landlord’s Work was fully and satisfactorily completed except for minor or insubstantial details of construction or mechanical adjustment which Landlord agrees to complete with reasonable diligence after Tenant’s taking of possession.

1

COO
2'-0" Wide Sidelight - Typical for all Offices
Training Room
Receptionist
File Room
Accounting Office
Meeting Room
Copy Room
VCT Flooring
Training Room Storage
Closet
Pendant Lighting
STAIR
ELEV.
ELEV.
VCT Flooring
Employee Lounge
All Appliances By Tenant
Systems Manager
Development Lab
Printer and Fax Station
All furniture to be furnished and installed by tenant

KEY PLAN

Rev.	Date	Description	Drwn	Chk
	2-20-04	Revised per Landlord	PC	JCH
	2-12-04	Issued for Review	PC	JCH
	2-11-04	Issued for Review	PC	JCH

ANGELO FRANCIS CORVA & ASSOCIATES, ARCHITECTS

1661 NORTHERN BOULEVARD
MANHASSET, NEW YORK 11030

THESE PLANS ARE AN INSTRUMENT OF SERVICE AND ARE THE PROPERTY OF THE ARCHITECT. INFRINGEMENTS WILL BE PROSECUTED.

Project Title:

EAB PLAZA
LONG ISLAND, NEW YORK

Open Link Financial

15th Floor - West Tower

Drawing Name:

Preliminary Space Plan

Date: 1-31-05	Drawn By: PC
Scale: AS NOTED	Checked By: JCH
Project No: 0517	Sheet No: of
Seal:	Drawing No: SK.4

OFFICE STANDARD WORK LETTER

EAB PLAZA

LANDLORD’S WORK

Landlord agrees at its sole expense and without charge to Tenant to do the following work in accordance with the Space Plan February 12, 2004, all of which, unless otherwise indicated, shall be of material, manufacture, design and capacity and finish selected by Landlord as standard of the building (the “Building Standard Installation”).

I.              PARTITIONING

a.             Interior Offices: Furnish and install Building Standard drywall partitions where designated on Tenant’s Plans, consisting of 2-1/2” steel studs and 5/8” sheetrock from floor to underside of hung ceiling. All drywall partitions shall be taped, spackled and smooth, ready for paint. The Landlord will provide partitions as per attached plan. Landlord to provide glass vision panels in each exterior office measuring 2’ wide, 2’ off of the floor. Landlord to provide glass wall in one (1) conference room per plan.

b.             Demising walls between Tenant spaces: Walls shall have a single layer of 5/8” firecore “C” sheetrock on each side over 2-1/2” steel studs with batt insulation. These walls shall go to the underside of slab. All partitions to terminate at window mullions or exterior columns without offsets.

c.             Walls between public corridors and Tenant spaces: Walls shall have two layers of 5/8” firecore “C” sheetrock on each side over 2-1/2” steel studs with batt insulation, walls shall go to underside of slab.

II.            DOORS, BUCKS AND HARDWARE

a.             Entrance Doors: Furnish and install two, double-entry and one building standard 3’0 x 8’4 x 1-3/4” thick entrance door as per plan. Doors shall be ninety (90) minutes fire rated, solid core oak veneer and with 16-gauge hollow metal bucks. Landlord will install glass herculite doors to Tenant’s main entrance.

b.             Interior Doors: Furnish and install Building Standard 3’0 x 8’4 x 1-3/4’ solid core paint grade woods doors with 16-gauge hollow metal bucks. Landlord will provide per attached plan.

c.             Hardware: Each interior door shall be provided with 2 pair of hinges, a passage set and a wall bumper. All entrance doors shall have two (2) pairs of ball bearing hinges, a lock set (keyed to the Building Master Key), a door closer and a wall bumper. All doors shall be undercut for carpet. Landlord to provide ten (10) lock sets on interior doors to be determined by Tenant. Each additional lock set that is installed shall be invoiced to Tenant at the price of $150.00.

Lock and Passage sets shall be Corben $430 5651 x 2-3/8” back set or equivalent; hinges shall be Stanley 4-1/2” x 4-1/2” x 626 or equivalent. Wall bumpers – Ives 407B26D; silencers – CD64; closer – Corben #120 SNB – entry door only, shall be as stated or equivalent.

III.           CEILINGS

Furnish and install Building Standard mechanically suspended exposed grid acoustical ceiling throughout with 2’ x 2” x 5/8” ceiling tiles at finished ceiling height of approximately 8’-6’ from finished floor; the material to be Donn Fin Line grid system and Armstrong Minatone 704A or equal. In addition, reception area to have gypsum-board ceiling.

IV.           RAISED FLOOR

Furnish and install Building Standard access floor throughout with approximately 4” height from slab to the top of the access floor. Access floor system shall consist of base steel removable panels supported by adjustable steel pedestal assemblies.

V.            FLOOR COVERING

Carpeting – 26 oz., broadloom throughout with exception of the training rooms, all executive offices and conference rooms are to have 28 oz. broadloom. Landlord to provide 20 oz. carpet tile throughout in place of broadloom as per Tenant’s request. Landlord to provide upgraded carpet (ie. up to a 30 oz weight) and boarder in Tenant’s reception area and elevator lobby.

VI.           PAINTING AND WALL COVERING

Provide initial painting of all sheetrock walls as provided herein to consist of one (1) prime and two (2) finish coats in Building Standard flat, water base paint (in Building Standard colors selected by Tenant). Exposed metal without factory, finish shall be painted two (2) coats semi-gloss enamel finish. Entrance doors shall be polyurethaned or varnished. Interior doors shall be painted. Dark colors and additional colors per room shall be charged at Tenant’s expense. At no additional charge, Tenant to receive wall coverings in four (4) Executive Offices (President & CFO’s office), training room, conference rooms, elevator lobbies, main corridor leading to bathrooms and fire stairwells and reception area.

VII.          ELECTRIC

Landlord shall provide facilities sufficient to supply five (5) watts per square foot of Useable Area of combined lighting and equipment connected load. Two(2) watts per square foot of Useable Area is to be devoted to lighting. Three (3) watts per square foot of Useable Area is to be devoted to receptacle power. Landlord to provide all whips for landscape furniture. Connection to furniture is Tenant’s responsibility.

VIII.        LIGHTING FIXTURES

Furnish and install Building Standard fluorescent lighting fixtures, 2’ x 2’ recessed type. Fixtures and initial lamps shall be provided at one (1) per every fifty (50) square feet of Useable Area, unless plan specifies otherwise. Landlord will provide pendant light fixtures per attached plan.

IX.           TELEPHONE AND ELECTRICAL OUTLETS

Furnish and install combination telephone and Building Standard 120 Volt, 15 Amp duplex floor receptacles and power wiring only. Landlord shall supply one (1) outlet for every 150 square feet of Useable Area. Landlord shall provide one (1) 120 Volt circuit per 1,000 square feet of Useable Area. Landlord to provide seven (7) thirty (30) amp circuits and thirteen (13) 20 amp circuits in Tenant’s server room only. Ten (10) dedicated circuits to be provided for server room, one (1) dedicated circuit for Tenant’s phone system and one (1) dedicated circuit for Tenant’s security system. All telephone and data wiring are Tenant’s responsibility.

X.            SWITCHES

Ceiling lighting fixtures shall be central switches in open areas and switches individually in private office and all rooms (ie. conference rooms, lounge, training rooms, reception area etc.). In the open area (ie. where the modular furniture is located), the Landlord will supply up to one (1) switch per 600 square feet of Useable Area.

XI.           HVAC

Furnish and install a complete heating, ventilating and air-conditioning. The interior space will be conditioned by low-pressure variable air volume and distributed through the ceiling duct system. The building perimeter space will be conditioned with perimeter fan coil units whose position is fixed according to the Landlord’s Building Standard. The foregoing design shall be based on an occupancy of not more than one (1) person per 100 square feet of Useable Area and an electrical load of not more than five (5) watts per square foot of Useable area, in accordance with the lease agreement, and in accordance with ASHRAE standards. The heating system shall be designed to be operative and maintain a minimum of 70 degrees FDB when the outdoor temperature is 0 degrees FDB and the prevailing wind velocity does not exceed 15 mph. The cooling system shall be operative and maintain a maximum of 78 degrees FDB and 55% relative humidity when the outdoor temperature is 95 degrees FDB and 75 degrees when the prevailing wind velocity not exceeding 13 mph. Landlord will provide diffusers and returns commensurate with the space plan. In addition, Landlord will provide, two (2) five (5) ton supplemental units in Tenant’s server room.

XII.         SPRINKLER INSTALLATION

Landlord shall provide sprinkler heads connected to the building sprinkler system commensurate with the space plan. Any change to the space plan requiring relocation of such provided sprinkler heads established by the Landlord or supply and installation of additional heads shall be at the Tenant’s own expense.

XIII.        PLUMBING

Landlord will provide for one (1) lounge area with plumbing and associated cabinetry and two (2) coffee bar stations with counter tops, with cold water line only, per attached plan.

XIV.        SUBMISSION OF PLANS

If Landlord shall be delayed in Substantial Completion of Landlord’s Work as a result of:

(i)            Tenant’s request for materials, finishes or installations other than Landlord’s standard; or

(ii)           Tenant’s changes in said plans; or

(iii)          the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation; or

(iv)          Tenant’s delays in submitting any other plans or specifications, in approving plans or specifications or estimates, or in supplying information; or

(v)           by reason of any additional or non-standard work requested by Tenant pursuant to the provisions of Paragraph XV hereof; or

(vi)          by reason of any similar acts omissions by Tenant,

then the Commencement Date shall be the date that Landlord would have Substantially Completed Landlord’s Work, but for Tenant’s delay.

XV.         SUBSTITUTION

No credits shall be given to tenant for substitution of Building items requested by Tenant. Any such substitutions shall be approved by Landlord and subject to the same terms and conditions described in Paragraph XV hereof.

XVI.        TENANT EXTRAS

If any changes in the Building systems and/or basic plans are caused by Tenant’s Plans, or if Landlord performs any work for Tenant in addition to that required to be performed by Landlord, according to the Space Plan annexed hereto as Exhibit B-1, the same shall be performed at Tenant’s expense (hereinafter collectively called “Tenant’s Extra’s”). All work to be performed shall be done in accordance with Federal State and Local requirements. Further, no work will be done which will in any way conflict with the standards or requirements of the base building and its system. Landlord may at is sole discretion reject and/or request modification of any work or planned work. Tenant’s Extra’s shall not commence unless Landlord has submitted to Tenant written estimates for the cost of such work and the estimated time delay in Substantial Completion and Tenant has approved such estimated in writing and authorized Landlord to commence the work. If Tenant shall fail to disapprove in writing any such estimate within five (5) business days, the same shall be deemed approved in all respects by Tenant and Landlord shall be authorized to proceed thereon. Tenant agrees to pay Landlord, promptly upon being billed therefore, the cost of the work, and ten (10%) percent of the cost of said Tenant work as Landlord’s overhead and fee.

XVII.       MINOR CHANGES

If Tenant elects to make minor changes in Tenant’s Plans or any changes in its color selections which in Landlord’s sole judgment, exercised in good faith, will delay or hamper rendering the Demised Premises substantially ready for occupancy and such changes are made after construction of the Demised Premises has commenced, then Tenant agrees that Landlord may, at its sole option, make such minor changes during normal business hours after the Commencement Date. For purposed of the preceding sentence, Landlord shall be deemed to have rendered the Demised Premises substantially ready for occupancy within the meaning of Section 4.04 of this Lease notwithstanding the non-completion of the minor changes referred to in this Paragraph XVII.

EXHIBIT G

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

                      , 19

[LANDLORD’S ADDRESS FOR NOTICES]

REF: IRREVOCABLE LETTER OF CREDIT NO.

GENTLEMEN:

WE HEREBY OPEN OUR UNCONDITIONAL IRREVOCABLE CLEAN LETTER OF CREDIT NO.                         IN YOUR FAVOR AVAILABLE BY DRAFT AT SIGHT FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE                                           US DOLLARS ($                              ), EFFECTIVE IMMEDIATELY.

WE WILL HONOR AND PAY AGAINST A SIGHT DRAFT IN THE FORM OF EXHIBT A, WHEN PRESENTED WITH BENEFICIARY’S CERTIFICATE IN THE FORM OF EXHIBIT B.

THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT                          , NEW YORK CITY, NY OR SUCH OTHER OFFICE IN NEW YORK CITY, NY AS WE MAY DESIGNATE BY WRITTEN NOTICE TO YOU, AND EXPIRES WITH OUR CLOSE OF BUSINESS ON                                           , 19               , PROVIDED THAT THIS LETTER OF CREDIT SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE UNLESS WE SHALL NOTIFY YOU BY WRITTEN NOTICE MAILED BY CERTIFIED MAIL RETURN RECEIPT REQUESTED AT LEAST 30 DAYS PRIOR TO ANY EXPIRATION DATE THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT. THIS LETTER OF CREDIT IS PAYABLE IN MULTIPLE DRAFTS AND SHALL BE ASSIGNABLE BY YOU WITHOUT ADDITIONAL CHARGE.

WE HEREBY DO UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT OR DRAFTS DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO.                   FOR THE AMOUNT AVAILABLE TO BE DRAWN ON THIS LETTER OF CREDIT UPON PRESENTATION OF YOUR SIGHT DRAFT IN THE FORM OF EXHIBIT A ATTACHED HERETO DRAWN ON US AT OUR OFFICES SPECIFIED ABOVE DURING OUR USUAL

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BUSINESS HOURS ON OR BEFORE THE EXPIRATION DATE HEREOF (AS IT MAY BE EXTENDED AS PROVIDED ABOVE).

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS - 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500. PUBLICATION NO. 500 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND AS TO MATTERS NOT GOVERNED BY THE UCP, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE U.S. LAW.

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EXHIBIT A

TO LETTER OF CREDIT

FOR VALUE RECEIVED

PAY AT SIGHT BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS TO                         THE SUM OF U.S.                              DOLLARS ($                              ) DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO.                       DATED                           , 19            ISSUED BY                                    .

TO:  [ISSUER OF LETTER OF CREDIT]

NEW YORK, NEW YORK

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EXHIBIT B

TO LETTER OF CREDIT

CERTIFICATE

The undersigned certifies to [name of Bank] that Beneficiary is entitled under the lease agreement dated February                     , 2004 (the “Lease”) between Open Link Financial, Inc. (“Tenant”) and Galaxy LI Associates, LLC to draw funds under this Letter of Credit in the amount of USD                    (which shall not be in excess of $                         ) as a result of a default of Tenant under the Lease.

Dated:                       , 20

GALAXY LI ASSOCIATES LLC

By:	GALAXY LI MEMBER LLC
It’s Managing Member

	By:	MEUSHAR LLC
It’s Managing Member

By:
Joseph Moinian
Managing Member

FIRST AMENDMENT OF LEASE

AGREEMENT made as December 20, 2004, by and between Galaxy LI Associates LLC (hereinafter referred to as “Landlord”), having an address at 399 Park Avenue, New York, New York 10022, and Open Link Financial, Inc., a Delaware corporation (hereinafter referred to as “Tenant”), having an address at EAB Plaza, 15th Floor, West Tower, New York, New York 10019.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a lease agreement dated as of February 20, 2004 (as amended, the “Lease”) whereby the Landlord demised and Tenant leased those premises on the Fifteenth Floor (the “Premises”) in the building known as EAB Plaza, West Tower, New York (hereinafter referred to as the “Building”) and

WHEREAS, Landlord and Tenant are desirous of amending said Lease in this amendment (the “Amendment”) to provide for certain modifications of the lease concerning the Landlord’s Contribution as set forth in the Lease,

NOW, THEREFORE, in consideration of the sum of one dollar ($1.00) and other  good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.   The Lease is hereby amended by deleting Paragraphs 2.09(c) and 4.09 from the Lease, in their entirety. Tenant shall on receipt of a counterpart of this Amendment executed by Landlord, return to Landlord all sums received by Tenant from Landlord under Paragraph 4.09. The parties agree that as of the date hereof, such sums total $199,938.51. The deletion of Paragraphs 2.09(c) and 4.09 shall be effective as of the date that Tenant returns the sums referred to above.

2.   Landlord hereby waives any and all right to charge to or collect from Tenant the $53,103.13 in Tenant improvement extras which Landlord previously billed to Tenant in connection with the construction in the Premises. Landlord acknowledges and agrees that Tenant has no obligation to Landlord on account of any Tenant improvement, Work Allowance, Initial Tenant Work, Landlord’s Work or any Alterations or other work Landlord performed at the Premises, and for itself and any of its agents, representatives, contractors, subcontractors and others engaged by or through Landlord who supplied labor or material at the Premises, and releases Tenant from any claim involving the same. The foregoing excludes any claims of third parties who may have been engaged by Tenant to perform work at the Premises by or through direct contract with Tenant.

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3.   All capitalized terms used herein that are not defined shall have the meanings given to them in the Lease.

4.   Except as herein modified, all other terms and conditions of the Lease remain in full force and effect. This Amendment is incorporated into and made a part of the Lease.

5.   The terms and conditions of the Lease, as amended, shall inure to and bind the Landlord and Tenant and their respective successors, transferees, and, except as otherwise provided in the Lease, their assigns.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Amendment to the Lease as of the day and year first written.

GALAXY LI ASSOCIATES LLC:	OPEN LINK FINANCIAL, INC.:

By:	By:

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SECOND AMENDMENT OF LEASE

This SECOND AMENDMENT OF LEASE (this “Agreement”), made as of the 29 day of August, 2006, by and between RECKSON PLAZA LLC, a Delaware limited liability company having an office at 225 Broadhollow Road, Suite 212W, Melville, New York 11747 (hereinafter called “Landlord”) and OPEN LINK FINANCIAL, INC., a Delaware corporation having an office at 1502 Reckson Plaza, Fifteenth Floor, Uniondale, New York 11556 (hereinafter called “Tenant”).

RECITALS

WHEREAS, Galaxy LI Associates, LLC (“Galaxy”), the predecessor-in-interest to Landlord, and Tenant entered into an Agreement of Lease, made as of February 20, 2004 (the “Original Lease”), for the lease of for the lease of 31,565 rentable square feet of space on the fifteenth (15th) floor (the “Original Premises”) of the West Tower of the building located at Reckson Plaza (formerly EAB Plaza), Uniondale, New York (the “Building”);

WHEREAS, Galaxy, the predecessor-in-interest to Landlord, and Tenant entered into a First Amendment of Lease, made as of December 20, 2004 (the “First Amendment” and, together with the Original Lease, sometimes hereinafter collectively referred to as the “Lease”), pursuant to which the parties memorialized certain agreed-upon modifications to the Original Lease, as more specifically set forth in the First Amendment; and

WHEREAS, Landlord and Tenant desire to amend and modify the Lease so as to, among other things, (i) reflect the fact that Tenant shall lease from Landlord additional space in the West Tower of the Building; such additional space (the “Expansion Premises”) being the premises shown on the block plan annexed hereto as Exhibit “1” and made a part hereof, consisting of 4,619 rentable square feet and located on the fourth (4th) floor of the West Tower of the Building, and (ii) extend the Term of the Lease; all subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Definitions

1.1           The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

1.2           Unless expressly set forth to the contrary and except as modified by this Second Amendment to Lease, all defined terms shall have the meanings as ascribed to them in the Lease.

ARTICLE II

Lease Modifications

The Lease is deemed modified and amended as follows:

2.1           Demise. Effective as of the Expansion Premises Commencement Date (as such term is defined in Section 2.2(A), below), Section 1.01 of the Original Lease is hereby modified and amended as follows:

(A)          Landlord shall lease to Tenant, and Tenant shall hire and let from Landlord, the Expansion Premises, subject to all of the terms of the Lease, as modified by this Agreement;

(B)           Except as otherwise referenced in this Agreement, all references to the term “Premises” in the Lease shall mean the Original Premises together with the Expansion Premises; and

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(C)           The parties hereby stipulate and agree that such combined Demised Premises shall be deemed to consist of 36,184 rentable square feet, in the aggregate.

2.2           Term.

(A)          Section 1.02 of the Original Lease is hereby modified and amended so as to provide that the “Term” of the Lease, as it relates to the Expansion Premises only, shall commence on November 1, 2006 (the “Expansion Premises Commencement Date”). Notwithstanding the foregoing, if the Expansion Work (hereinafter defined) has not been substantially completed by November 1, 2006, then the Expansion Premises Commencement Date shall be postponed until the date on which the Expansion Work has been substantially completed. The term “substantially completed”, as used in this Agreement, shall have the same meaning ascribed thereto under Exhibit F of the Original Lease, except that either the term “Expansion Work” or the term “Extension Work”, as appropriate given the context of its use, shall be substituted for the term “Landlord’s Work” wherever it appears therein. If Landlord shall actually be delayed in such substantial completion as a result of Tenant Delay (as such term is defined under Section 2.2(D) of this Agreement), then the Expansion Premises Commencement Date shall be accelerated by a number of days equal to the number of days of Tenant Delay so accrued (provided, however, that Landlord shall not be obligated to deliver the Expansion Premises to Tenant and Tenant shall not have the right to occupy the Expansion Premises until the Expansion Work has been substantially completed). Moreover, in the event of an accumulation of Tenant Delay in excess of one hundred (100) days in the aggregate, the Expansion Premises Commencement Date shall automatically be deemed to be November 1, 2006, without regard to the date on which the Expansion Work has been substantially completed. Landlord will advise Tenant in writing as to the date of substantial completion of the

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Expansion Work. Tenant waives any right to rescind this Agreement or the Lease under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Landlord’s failure to deliver possession of the Expansion Premises on any scheduled Expansion Premises Commencement Date.

(B)           The Term of the Lease, as it relates to the Expansion Premises, shall expire on November 30, 2016 (the “Extended Expiration Date”).

(C)           Section 1.02 of the Original Lease is further modified and amended so as to extend the Term of the Lease, as it relates to the Original Premises, to the Extended Expiration Date. Accordingly, all references to the term “Expiration Date” under the Lease shall hereafter mean and refer to November 30, 2016.

(D)          The term “Tenant Delay”, as used throughout this Agreement, shall be deemed to mean where Landlord is actually delayed in the completion of a construction project required under this Agreement as a result of any one or more of the following: (i) Tenant’s failure to make election as to any extra work orders or change orders proposed by Tenant within five (5) business days following Landlord providing Tenant with pricing therefor, (ii) Tenant’s request made after the date of this Agreement for materials, finishes or installations other than Landlord’s standard, (iii) Tenant’s changes in any previously approved plans, specifications or drawings, (iv) the performance or completion of any work, labor or services by a party employed by Tenant, (v) Tenant’s interference with the performance of the subject construction project, (vi) Tenant’s failure to approve final construction documents within five (5) business days after such submission thereof to Tenant for approval, or (vii) solely with respect to the Extension Work (as such term is defined under

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Section 2.8(C) of this Agreement), Tenant’s failure to move and relocate Tenant’s personnel and personal property in and about the Original Premises in order to accommodate Landlord’s performance of the Extension Work.

2.3           Fixed Rent.

(A)          From the date of this Agreement to and including November 30, 2015 (i.e., the original Expiration Date under the Lease), the Fixed Rent, for the Original Premises only, shall continue to be payable in accordance with the original terms and conditions of Section 2.02 of the Original Lease. During the period from December 1, 2015 through and including the Extended Expiration Date (as established pursuant to this Agreement), the Fixed Rent, for the Original Premises only, shall be payable in equal monthly installments of $112,874.46.

(B)           During the period from the Expansion Premises Commencement Date through and including the Extended Expiration Date (as established pursuant to this Agreement), Tenant shall also be obligated to pay Fixed Rent on account of the Expansion Premises (“Expansion Rent”); such Expansion Rent to be payable by Tenant in accordance with the following schedule:

During the first Expansion Lease Year (defined below), the Expansion Rent shall be $157,046.04, payable in equal monthly installments of $13,087.17.

During the second Expansion Lease Year, the Expansion Rent shall be $161,699.64, payable in equal monthly installments of $13,474.97.

During the third Expansion Lease Year, the Expansion Rent shall be $166,504.56, payable in equal monthly installments of $13,875.38.

During the fourth Expansion Lease Year, the Expansion Rent shall be $171,465.60, payable in equal monthly installments of $14,288.80.

During the fifth Expansion Lease Year, the Expansion Rent shall be $176,587.80, payable in equal monthly installments of $14,715.65.

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During the sixth Expansion Lease Year, the Expansion Rent shall be $181,876.56, payable in equal monthly installments of $15,156.38.

During the seventh Expansion Lease Year, the Expansion Rent shall be $187,337.28, payable in equal monthly installments of $15,611.44.

During the eighth Expansion Lease Year, the Expansion Rent shall be $192,975.36, payable in equal monthly installments of $16,081.28.

During the ninth Expansion Lease Year, the Expansion Rent shall be $198,796.68, payable in equal monthly installments of $16,566.39.

During the period from the first day of the tenth Expansion Lease Year through and including the Extended Expiration Date, the Expansion Rent shall be payable in equal monthly installments of $17,067.27.

The term “Expansion Lease Year” shall mean a period of twelve (12) consecutive months, except that the tenth Expansion Lease Year shall end on the Extended Expiration Date (without regard to its length). The first Expansion Lease Year shall commence on the Expansion Premises Commencement Date; provided, however, that, notwithstanding the first sentence of this subparagraph, if the Expansion Premises Commencement Date is not the first day of a month, then the first Expansion Lease Year shall also include the additional period from the Expansion Premises Commencement Date to the end of the then current month. Each succeeding Expansion Lease Year shall end on the anniversary date of the last day of the preceding Expansion Lease Year, except that the tenth Expansion Lease Year shall end on the Extended Expiration Date. For example, if the Expansion Premises Commencement Date is November 1, 2006, then the first Expansion Lease Year would begin on November 1, 2006 and end on October 31, 2007, and each succeeding Expansion Lease Year would begin on November 1st and end on October 31st, except that the tenth Expansion Lease Year would end on November 30, 2016. If, however, the Expansion Premises Commencement Date is November 2, 2006, then the first Expansion Lease Year would begin on November 2, 2006 and end on November 30, 2007, the second Expansion Lease Year would begin on December 1, 2007 and end on November 30, 2008, and each succeeding Expansion Lease Year would begin on December 1st and end on November 30th (and the tenth Expansion Lease Year would end on November 30, 2016).

Should the Expansion Premises Rent Commencement Date be a date other than the first day of a calendar month, Tenant shall pay a pro rata portion of the Expansion Rent on a per diem basis (at the rate of $430.26 per day), on account of said partial month. The Expansion Rent payable for said partial month shall be in addition to the Expansion Rent payable for the first Expansion Lease Year pursuant to the schedule set forth above.

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For all other purposes of the Lease, Expansion Rent shall be treated as Rent, and Landlord shall have the same rights and remedies with respect to the non-payment or delinquent payment of Expansion Rent as does Landlord with respect to the non-payment or delinquent payment of Rent.

Notwithstanding anything to the contrary contained herein, provided Tenant is not then in default under the Lease (beyond any applicable notice and grace period provided in the Lease for the cure thereof), Tenant shall be entitled to an Expansion Rent credit in the amount of $11,932.42, to be applied in a single installment against the monthly installment of Expansion Rent otherwise due and payable with respect to the first full calendar month of the first Expansion Lease Year.

2.4           Tax Payments.

(A)          Section 2.04 of the Original Lease, as it relates to the Original Premises only, shall remain unaffected by this Agreement.

(B)           Effective as of the Expansion Premises Commencement Date, Section 2.04 of the Original Lease, as it relates to the Expansion Premises only, shall be modified and amended as follows:

(i)            the term “Base Tax Amount”, as set forth in Section 2.04(a) of the Original Lease, shall be modified and amended by (i) deleting therefrom the reference to calendar year 2004 and replacing same with a corresponding reference to calendar year 2006, and (ii) deleting therefrom each reference to 2004-2005 and replacing same with a corresponding reference to 2006-2007; and

(ii)           the term “Tenant’s Share”, as set forth in Section 2.04(d), shall mean 0.44%.

2.5           Rent Credit. The parties hereby acknowledge and agree that the Fixed Rent credits referenced in Section 2.05 of the Original Lease shall apply only with respect to the Fixed Rent payable for the Original Premises. Except as otherwise expressly set forth in the last subparagraph

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of Section 2.3(B) of this Agreement, Tenant shall not be entitled to any credit against the Expansion Rent.

2.6           Electric Charges.

(A)          Section 2.07 of the Original Lease, as it relates to the Original Premises only, shall remain unaffected by this Agreement.

(B)           The parties acknowledge and agree that the original terms and conditions set forth in Section 2.07 of the Original Lease shall be inapplicable with respect to the Expansion Premises, except in the event Tenant elects to install or have installed in the Expansion Premises one or more supplemental air conditioning units (in which event Tenant’s demand for, and consumption of, electricity with respect to use of such supplemental air conditioning unit(s) shall be determined by a submeter(s) installed in or about the Expansion Premises at the sole cost and expense of Tenant, and Tenant shall pay for such consumption in accordance with terms and conditions commensurate to those originally set forth in Section 2.07 of the Original Lease).

(C)           Except as aforesaid, the terms and conditions of Section 2.07 of the Original Lease, as they relate to the Expansion Premises only, shall be deemed to have been deleted and replaced with the following:

“Except as otherwise set forth in Exhibit H, Tenant shall not be responsible for any additional rent payments for Normal Electric Service (as such term is defined in Exhibit H) with respect to the Expansion Premises. In the event Tenant consumes Excess Electric Service (as such term is defined in Exhibit H) with respect to the Expansion Premises, then Tenant shall pay additional rent charges on account thereof in accordance with Exhibit H.”

2.7           Landlord Services. Effective as of the Expansion Premises Commencement Date, the text of Section 3.01(a)(ii) of the Original Lease shall be deleted in its entirety and replaced with the following: “reserved parking for a total of twenty-three (23) cars, including eleven (11) spaces

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in the covered parking facility;”. The parties acknowledge and agree that the one (1) additional covered parking space being allocated to Tenant pursuant to this Agreement may not be located adjacent to the ten (10) existing covered parking spaces allocated to Tenant in connection with the Original Lease.

2.8           Condition of Premises.

(A)          Tenant hereby acknowledges and agrees that Landlord has completed all items of work previously required to be completed by Landlord under the Lease. In addition, Tenant hereby further acknowledges and agrees that, subject to completion of Landlord’s work defined as the “Extension Work” in Section 2.8(C) of this Agreement, Tenant will be accepting the Original Premises in its “as is” condition. Other than the Extension Work, Landlord will not be required to perform any work or make any installations in or to the Original Premises in order to prepare same for Tenant’s continued occupancy thereof. Finally, Tenant hereby further acknowledges and agrees that, subject to completion of Landlord’s work defined as the “Expansion Work” in Section 2.8(B) of this Agreement, Tenant will be accepting the Expansion Premises in its “as is” condition. Other than the Expansion Work, Landlord shall not be required to perform any work or make any installations in or to the Expansion Premises in order to prepare same for occupancy by Tenant.

(B)           Landlord, at Landlord’s sole cost and expense (except as otherwise noted on the Expansion Work CDs [hereinafter defined] and except with respect to change orders or extra work orders hereafter approved by Tenant), shall perform certain work and make certain installations in and to the Expansion Premises in order to prepare same for occupancy by Tenant (such work and installations are herein referred to as the “Expansion Work”); such Expansion Work to be performed in accordance with the Expansion Work CDs. The term “Expansion Work CDs”, as used herein,

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shall mean that certain set of construction drawings described on Schedule B to this Agreement, which heretofore have been reviewed and approved by Landlord and Tenant. Notwithstanding anything to the contrary contained herein, the Expansion Work shall not include the purchase, transport or installation of Tenant’s furniture, office equipment or communication and data lines, equipment and accessories, which shall be installed by Tenant, at Tenant’s sole cost and expense, in accordance with plans and specifications developed by Tenant and approved by Landlord. Any charges payable by Tenant to Landlord with respect to the Expansion Work shall be payable as additional rent, and shall be paid in full within ten (10) business days following demand therefor by Landlord.

(C)           Landlord, at Landlord’s sole cost and expense (except as otherwise noted on the Extension Work CDs [hereinafter defined] and except with respect to change orders or extra work orders approved by Tenant), shall perform certain work and make certain installations in and to the Original Premises in order to prepare same for continued occupancy by Tenant (such work and installations are herein referred to as the “Extension Work”); such Extension Work to be performed in accordance with the Extension Work CDs. The term “Extension Work CDs”, as used herein, shall mean that certain set of construction drawings described on Schedule C to this Agreement, which heretofore have been reviewed and approved by Landlord and Tenant. Notwithstanding anything to the contrary contained herein, the Extension Work shall not include the purchase, transport or installation of Tenant’s furniture, office equipment or communication and data lines, equipment and accessories, which shall be installed by Tenant, at Tenant’s sole cost and expense, in accordance with plans and specifications developed by Tenant and approved by Landlord. Any charges payable by Tenant to Landlord with respect to the Extension Work shall be payable as additional rent, and shall

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be paid in full within ten (10) business days following demand therefor by Landlord. The parties acknowledge and agree that the timing of substantial completion of the Extension Work shall have no bearing on the timing of the Expansion Premises Commencement Date. Indeed, Tenant hereby acknowledges that Landlord may be performing the Extension Work during Business Hours while Tenant is occupying the Original Premises. Tenant hereby acknowledges and agrees that Landlord shall not be obligated to incur any overtime labor costs or expenses in connection with the performance of the Extension Work and that Landlord shall not be liable for any inconvenience to Tenant or for interference with Tenant’s business or use of the Original Premises during the performance of the Extension Work; provided, however, that Landlord shall take those measures described on Schedule A to this Agreement (collectively, the “Mitigation Measures”) in order to mitigate the adverse effect that the Extension Work may have on Tenant’s business and operations conducted at the Original Premises and the health and safety of Tenant’s employees and invitees. Tenant and its employees, invitees, agents and contractors shall use the Original Premises during the performance of the Extension Work at their own risk. Provided Landlord employs the Mitigation Measures, and none of Landlord’s employees, agents, contractors or other workers are grossly negligent and provided none of them engage in intentional misconduct, and Landlord shall not be responsible for injury or damage to property occasioned by the performance of the Extension Work. Tenant shall be solely responsible for moving and relocating Tenant’s personnel and personal property in and about the Original Premises in order to accommodate Landlord’s performance of the Extension Work.

(D)          If the Extension Work has not been substantially completed by the date that is eight (8) weeks following the date of substantial completion of the Expansion Work and such

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delay is not attributable to force majeure or Tenant Delay, then Tenant may deliver to Landlord written notice (the “Self Help Notice”) of its intent to exercise its Self Help Remedy (as defined below). If Landlord still has not “substantially completed” the Extension Work by the date which is two (2) weeks following receipt of the Self Help Notice, then Tenant may deliver to Landlord written demand to cease performance of the Extension Work, together with Tenant’s written election to undertake the Self Help Remedy. The “Self Help Remedy” shall be the empowerment of Tenant to engage its own licensed, insured and reputable subcontractors for the purpose of completing Extension Work, under the direction of Tenant. However, Tenant acknowledges and agrees that, with respect to any aspect(s) of the Extension Work which would affect, touch or concern the Building systems, Tenant shall only engage a subcontractor(s) approved by Landlord for the performance of the subject work, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant exercises the Self Help Remedy, then, upon substantial completion of the Extension Work, Tenant may deliver to Landlord written invoices and other evidence of the actual and reasonable costs incurred by Tenant in exercising its Self Help Remedy, and Landlord shall reimburse Tenant for the entire amount of such actual and reasonable costs, less the costs associated with Extension Work items, if any, which were to have been paid for by Tenant, as noted on the Extension Work CDs or as set forth in change orders or extra work orders approved by Tenant.

2.9           Renewal Option. The parties acknowledge and agree that the Renewal Option set forth in Article 9 of the Original Lease shall apply, at Tenant’s election, either with respect to the entire Premises or only with respect to the Original Premises. Tenant shall not have the right to renew or extend the Term of the Lease solely as it relates to the Expansion Premises. Unless the Renewal Notice delivered on behalf of Tenant clearly indicates the intention of Tenant to renew or

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extend the Term of the Lease solely as it relates to the Original Premises, Tenant shall be deemed (upon delivery of a Renewal Notice) to have elected to renew or extend the Term of the Lease as it relates to the entire Premises.

2.10         Exhibit H. Effective as of the Expansion Premises Commencement Date, Exhibit H annexed to this Agreement is hereby incorporated into the Lease as an Exhibit H thereto with respect to the Expansion Premises only.

ARTICLE III

Broker

3.1           Each of Landlord and Tenant represents that this Agreement was not brought about by any broker and that all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant. Each of Landlord and Tenant agrees that if any claim is made for commissions by any broker claiming to act on behalf of a party in connection with this Agreement, then the party on whose behalf such broker claims to have acted will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney fees.

ARTICLE IV

Ratification

4.1           Tenant represents and warrants that the Lease is presently in full force and effect, that, to Tenant’s knowledge, no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord’s performance under the Lease to this date.

4.2           The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants, conditions and provisions are amended,

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modified or varied by this Agreement. In the event of a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.

4.3           The covenants, agreements, terms and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the day and year first above written.

RECKSON PLAZA LLC
By:	Reckson Operating Partnership, L.P., its
managing member
By:	Reckson Associates Realty Corp., its general
partner

By:	/s/ Kenneth W. Bauer
Name:	KENNETH W. BAUER
Title:	SENIOR VICE PRESIDENT AND CO-DIRECTOR

OPEN LINK FINANCIAL, INC.

By:	/s/ Kevin J. Hesselbirg
Name:	KEVIN J. HESSELBIRG
Title:	COO

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SCHEDULE A

Mitigation Measures

Landlord shall cause its contractors to put up plastic sheets in order to shield the balance of the Original Premises (the “Non-Work Area”) from dust and debris emanating from that portion of the Original Premises in which the Extension Work is being performed (the “Work Area”).

Landlord shall not store any tools or construction materials in the Non-Work Area.

Landlord shall ensure that the workers performing the Extension Work Area use the Non-Work Area solely for the purpose of ingress to and egress from the Work Area.

Landlord shall perform all demolition aspects of the Original Premises on weekends or, if on a weekday, then between the hours of 5:00 A.M. and 9:00 A.M.

If demanded by Tenant, Landlord shall perform other aspects of the Extension Work outside of Business Hours, provided that, in such event, Tenant shall be obligated to reimburse Landlord for the incremental cost increases associated with such overtime work.

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SCHEDULE B

Description of Expansion Work CDs

All three (3) of the drawings constituting the Expansion Work CDs were prepared by Landlord’s architectural department under Project Name “Open Link Financial - 4th Floor” and were signed as “Approved For Lease Exhibit” on behalf of Tenant on August 21, 2006. These three (3) drawings are more specifically identified as follows:

Drawing Title	Drawing No.	Last Revision Date

Title Sheet	A-1	August 17, 2006
Demolition & Construction Plans	A-2	August 17, 2006
Ceiling, Power & Finish Plans	A-3	August 17, 2006

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SCHEDULE B

Description of Extension Work CDs

All three (3) of the drawings constituting the Extension Work CDs were prepared by Landlord’s architectural department under Project Name “Open Link Financial -15th Floor” and were signed as “Approved For Lease Exhibit” on behalf of Tenant on August 21, 2006. These three (3) drawings are more specifically identified as follows:

Drawing Title	Drawing No.	Last Revision Date

Title Sheet	A-1	August 17, 2006
Demolition & Construction Plans	A-2	August 17, 2006
Ceiling, Power & Finish Plans	A-3	August 17, 2006

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EXHIBIT “H”

Electric Service Charges for the Expansion Premises

This Exhibit shall govern the charges payable by Tenant for electric services to the Expansion Premises.

1.             Normal Electric Service. Normal Electric Service is electric energy consumed in connection with the use of overhead lighting in the Expansion Premises and the use of electrical outlets for the operation of customary office equipment in the Expansion Premises, provided that the power demands therefrom do not exceed four (4) watts per square foot of Expansion Premises space (“Tenant’s Allowable Use”). Of this amount, two watts are allocated to Landlord supplied overhead lighting and two watts are allocated for Tenant’s usual office equipment. Normal Electric Service does not include electric energy consumed in connection with the use of any supplemental heating, ventilating or air conditioning units in the Expansion Premises.

2.             Excess Electric Service. Excess Electric Service is energy demanded, regardless of hours, with power demands for electricity in excess of Tenant’s Allowable Use.

3.             Charges for Normal Electric Service. The charge for Normal Electric Service is payable at the rate of $3.00 per annum per rentable square foot of the Expansion Premises and is subject to escalation as hereinafter provided. The initial charge for Normal Electric Service is included in the calculation of Expansion Rent under Section 2.3(B) of the Agreement to which this Exhibit is annexed. Any escalation shall be payable as additional rent.

4.             Charges for Excess Electric Service. The monthly charges for Excess Electric Service, if applicable, shall be payable as additional rent (in addition to any charges for Normal Electric Service) in advance, in monthly installments, and shall be in an amount derived as follows: The excess power demands for electricity above Tenant’s Allowable Use shall be charged to Tenant at the rate of $0.75 per rentable square foot per annum, for each excess watt (or part thereof, computed and adjusted to the nearest 100th).

5.             Escalation of Charges for Normal Electric Service and Excess Electric Service. The charges referred to in this Exhibit are based upon the average of the current monthly rates promulgated by the applicable utility company for providing utility service to the Building during the twelve (12) month period immediately prior to the date hereof (“Initial Average Monthly Rates”). The current monthly rates referred to in the prior sentence and elsewhere in this paragraph shall include all rates, classifications, surcharges, fuel and adjustment costs, and other component parts of the utility company’s bills for providing such utilities to the Building. The charges set forth in this Exhibit shall be increased pro rata to reflect the percentage increase in the current monthly rates charged from time to time by such utility company over the Initial Average Monthly Rates. Landlord shall have the right to bill Tenant and Tenant agrees to pay such increase in utility company charges

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monthly, as additional rent. Tenant shall not be or become entitled to a reduction in rent, additional rent or to other reimbursement in the event it uses less energy than is contemplated by this Exhibit. If the charges set forth in this Exhibit are actually increased pro rata to reflect a percentage increase in the current monthly rates charged by the utility company over the Initial Average Monthly Rates and thereafter the monthly rates charged by the utility company are reduced below the level on the basis of which such increase was calculated, then the charges set forth in this Exhibit shall be reduced pro rata to reflect such subsequent decrease in utility company rates; provided, however, that in no event shall the charge for Normal Electric Service be reduced below $3.00 per annum per rentable square foot.

6.             Landlord’s energy management system (if any) will be conclusive evidence of the computation of Normal Electric Service and Excess Electric Service. However, Landlord hereby reserves to itself the right, from time to time, to use a reputable electric engineering company (the “Engineer”) to make a survey of Tenant’s energy usage requirements to determine whether the Tenant’s Allowable Use has been exceeded and, if so, to what extent. If these surveys indicate at the time that the cost to Landlord by reason thereof, computed on an annual basis at rates which would be charged by a public utility company servicing the Building for such purposes, is in excess of the initial cost similarly computed, then the additional rent provided for in this Exhibit shall be increased as provided for herein, commencing with the first day of the month immediately following the computation of such survey and the submission of a copy thereof to Tenant.

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EXHIBIT “1”

Block Plan for the Expansion Premises

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